                                                                   EXHIBIT 10.45

================================================================================

                                  $15,000,000

                       SENIOR SUBORDINATED LOAN AGREEMENT

                                     among

                          PHYSICIAN HEALTH CORPORATION
                            PHC HOLDING CORPORATION


                           _________________________


                            THE LENDERS PARTY HERETO

                                      and

                          PARIBAS CAPITAL FUNDING LLC
                                    as Agent


                       _________________________________

                          Dated as of October 27, 1997

                       _________________________________


================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                                                                                   PAGE
                                                                                                                   ----
Section 1.  Amount and Terms of Loans..............................................................................   1
        1.01   The Loans...........................................................................................   1
        1.02   Interest............................................................................................   2
        1.03   Fees................................................................................................   3
        1.04   Mandatory Reduction and Termination of
               Subsequent Commitment...............................................................................   3

Section 2.  Repayment; Prepayments; Payments; Taxes................................................................   3
        2.01   Payment of Loan.....................................................................................   3
        2.02   Mandatory and Voluntary Prepayments.................................................................   3
        2.03   Method and Place of Payment.........................................................................   7
        2.04   Net Payments........................................................................................   7

Section 3.  Conditions Precedent to Loans..........................................................................   9
        3.01   Conditions Precedent to Loans on the Initial Funding Date...........................................   9
        3.02   Conditions Precedent to All Loans...................................................................  16

Section 4.  Representations, Warranties and Agreements.............................................................  17
        4.01   Corporate Status....................................................................................  17
        4.02   Corporate Power and Authority.......................................................................  18
        4.03   No Violation........................................................................................  18
        4.04   Governmental Approvals..............................................................................  18
        4.05   Financial Statements; Financial Condition;
               Undisclosed Liabilities; Projections; Etc...........................................................  18
        4.06   Litigation..........................................................................................  20
        4.07   True and Complete Disclosure........................................................................  20
        4.08   Use of Proceeds; Margin Regulations.................................................................  20
        4.09   Tax Returns and Payments............................................................................  21
        4.10   Compliance with ERISA...............................................................................  21
        4.11   Representations and Warranties in Documents.........................................................  22
        4.12   Properties..........................................................................................  22
        4.13   Capitalization......................................................................................  23
        4.14   Subsidiaries........................................................................................  23
        4.15   Compliance with Statutes, Etc.......................................................................  23
        4.16   Investment Company Act..............................................................................  24
        4.17   Public Utility Holding Company Act..................................................................  24
        4.18   Environmental Matters...............................................................................  24

        4.19   Labor Relations.....................................................................................  25
        4.20   Patents, Licenses, Franchises and Formulas..........................................................  25
        4.21   Indebtedness........................................................................................  25
        4.22   Restrictions on or Relating to Subsidiaries.........................................................  25
        4.23   The Transaction.....................................................................................  26
        4.24   Defaults............................................................................................  26
        4.25   Material Contracts..................................................................................  26
        4.26   Unwind Provisions...................................................................................  27
        4.27   Practice Management Agreements......................................................................  27
        4.28   Contemporaneous Acquisitions........................................................................  27
        4.29   Post-Closing Acquisitions...........................................................................  27
        4.30   Repurchase Obligations..............................................................................  27

Section 5.  Affirmative Covenants..................................................................................  27
        5.01   Information Covenants...............................................................................  27
        5.02   Books, Records and Inspections......................................................................  31
        5.03   Maintenance of Property, Insurance..................................................................  31
        5.04   Corporate Franchises................................................................................  31
        5.05   Compliance with Statutes, Etc.......................................................................  31
        5.06   Compliance with Environmental Laws..................................................................  32
        5.07   ERISA...............................................................................................  32
        5.08   End of Fiscal Years; Fiscal Quarters................................................................  33
        5.09   Payment of Taxes....................................................................................  33
        5.10   Use of Proceeds.....................................................................................  33
        5.11   Intellectual Property Rights........................................................................  34
        5.12   Register............................................................................................  34
        5.13   Ownership of Subsidiaries...........................................................................  35
        5.14   Observation of Board of Directors...................................................................  35
        5.15   Permitted Acquisitions..............................................................................  35
        5.16   Subsidiary Metroplex Note...........................................................................  39
        5.17.  Default on Metroplex Note...........................................................................  39
        5.18.  Corporate Separateness..............................................................................  39

Section 6.  Negative Covenants.....................................................................................  39
        6.01   Liens...............................................................................................  39
        6.02   Consolidation, Merger, Purchase or Sale of Assets, Etc..............................................  41
        6.03   Dividends, Etc......................................................................................  43
        6.04   Indebtedness........................................................................................  44
        6.05   Transactions with Affiliates........................................................................  44
        6.06   Interest Coverage Ratio.............................................................................  45
        6.07   Consolidated Indebtedness to Consolidated EBITDA....................................................  46

                                     (ii)

        6.08   Minimum EBITDA......................................................................................  47
        6.09   Capital Expenditures................................................................................  49
        6.10   Restrictions on Additional Subordinated Indebtedness................................................  50
        6.11   Limitation on Voluntary Payments and Modifications of
               Indebtedness; Modifications of Certificate of
               Incorporation, By-Laws and Certain Other Agreements; Etc............................................  50
        6.12   Limitation on Certain Restrictions on Subsidiaries..................................................  51
        6.13   Limitation on Issuance of Capital Stock.............................................................  51
        6.14   Business............................................................................................  51
        6.15   Limitation on Creation of Subsidiaries..............................................................  52
        6.16   Amendments with Respect to Senior Debt..............................................................  52
        6.17   No Further Negative Pledges.........................................................................  52
        6.18   Leases..............................................................................................  52
        6.19   Unwind Provisions...................................................................................  52

Section 7.  Events of Default......................................................................................  53
        7.01   Payments............................................................................................  53
        7.02   Representations, Etc................................................................................  53
        7.03   Covenants...........................................................................................  53
        7.04   Default Under Other Agreements......................................................................  53
        7.05   Bankruptcy, Etc.....................................................................................  53
        7.06   ERISA...............................................................................................  54
        7.07   Judgments...........................................................................................  55
        7.08   Physician Turnover..................................................................................  55
        7.09   Ownership...........................................................................................  55
        7.10   Subordinated Guaranties.............................................................................  55

Section 8.  Definitions and Accounting Terms.......................................................................  55
        8.01   Defined Terms.......................................................................................  55

Section 9.  The Agent..............................................................................................  76
        9.01   Appointment.........................................................................................  76
        9.02   Nature of Duties....................................................................................  76
        9.03   Lack of Reliance on the Agent.......................................................................  77
        9.04   Certain Rights of the Agent.........................................................................  77
        9.05   Reliance............................................................................................  77
        9.06   Indemnification.....................................................................................  78
        9.07   The Agent in Its Individual Capacity................................................................  78
        9.08   Holders.............................................................................................  78
        9.09   Resignation by the Agent............................................................................  78

                                     (iii)

Section 10.  Subordinated Guaranty of Holdings.....................................................................  79
        10.01  The Guaranty........................................................................................  79
        10.02  Bankruptcy..........................................................................................  79
        10.03  Nature of Liability.................................................................................  80
        10.04  Guaranty Subordinate to Senior Indebtedness.........................................................  80
        10.05  Guaranty Absolute...................................................................................  80
        10.06  Independent Obligation..............................................................................  80
        10.07  Authorization.......................................................................................  81
        10.08  Reliance............................................................................................  82
        10.09  Subordination.......................................................................................  82
        10.10  Waiver..............................................................................................  82
        10.11  Guaranty Continuing.................................................................................  83
        10.12  Binding Nature of Guaranties........................................................................  83
        10.13  Judgments Binding...................................................................................  83

Section 11.  Subordination.........................................................................................  84
        11.01  Notes Subordinate to Senior Indebtedness............................................................  84
        11.02  Payment Over of Proceeds Upon Dissolution...........................................................  84
        11.03  No Payment in Certain Circumstances.................................................................  86
        11.04  Acceleration Rights; Remedies.......................................................................  86
        11.05  Payment Otherwise Permitted.........................................................................  87
        11.06  Subrogation to Rights of Holders of Senior Indebtedness.............................................  87
        11.07  Provisions Solely to Define Relative Rights.........................................................  87
        11.08  No Waiver of Subordination Provisions; Amendment....................................................  88
        11.09  Reliance on Judicial Order or Certificate of
               Liquidating Agent...................................................................................  88
        11.10  Turnover; Miscellaneous Subordination Provisions....................................................  88

Section 12.    Miscellaneous.......................................................................................  90
        12.01  Payment of Expenses, Etc............................................................................  90
        12.02  Right of Setoff.....................................................................................  91
        12.03  Notices.............................................................................................  91
        12.04  Benefit of Agreement................................................................................  92
        12.05  No Waiver; Remedies Cumulative......................................................................  93
        12.06  Payments Pro Rata...................................................................................  93
        12.07  Calculations; Computations..........................................................................  94
        12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
               VENUE; WAIVER OF JURY TRIAL.........................................................................  94
        12.09  Counterparts........................................................................................  95
        12.10  Effectiveness.......................................................................................  96
        12.11  Headings Descriptive................................................................................  96

                                     (iv)

        12.12  Amendment or Waiver.................................................................................  96
        12.13  Survival............................................................................................  96
        12.14  Domicile of Loans...................................................................................  96

                                      (v)

                             Schedules and Exhibits
                             ----------------------


SCHEDULE I       Commitments
SCHEDULE II      Insurance Policies
SCHEDULE III     [Intentionally Omitted]
SCHEDULE IV      Loans, Advances and Commitments
SCHEDULE V       [Intentionally Omitted]
SCHEDULE VI      Subsidiaries
SCHEDULE VII     Existing Liens
SCHEDULE VIII    Existing Indebtedness
SCHEDULE IX      Retained Indebtedness
SCHEDULE X       Financial Statements
SCHEDULE XI      Material Contracts
SCHEDULE XII     Capitalization
SCHEDULE XIII    Acquisitions
SCHEDULE XIV     Unwind Provisions and Mandatory Distributions
SCHEDULE XV      Pre-closing Acquisitions
SCHEDULE XVI     Contemporaneous Acquisitions
SCHEDULE XVII    Post-closing Acquisitions
SCHEDULE XVIII   Dividend Restrictions
SCHEDULE XIX     ERISA
SCHEDULE XX      Practice Management Agreements
SCHEDULE XXI     Exclusions From Other Subordinated Debt
SCHEDULE XXII    Personal Guarantees
SCHEDULE XXIII   Outstanding Indebtedness Evidenced by Capital Lease Obligations

EXHIBIT A        Form of Note
EXHIBIT B        Section 2.04(b)(ii) Certificate
EXHIBIT C        Form of Opinion of Jackson Walker L.L.P.
EXHIBIT D        Form of Officer's Certificate of each Loan Party
EXHIBIT E        Form of Registration Rights Agreement
EXHIBIT F        Form of Warrant
EXHIBIT G        Form of Warrant Agreement
EXHIBIT H        Form of Warrant Purchase Agreement
EXHIBIT I        Form of Consent Letter
EXHIBIT J        Form of Assignment and Assumption Agreement
EXHIBIT K        Form of Subordinated Guaranty
EXHIBIT L        Solvency Certificate

                                     (vi)

          SENIOR SUBORDINATED LOAN AGREEMENT, dated as of October 27, 1997, among Physician Health Corporation, a corporation organized and existing under the laws of the State of Delaware ("Holdings"), PHC Holding Corporation, a corporation organized and existing under the laws of the State of Georgia and a wholly-owned Subsidiary of Holdings (the "Borrower"), the financial institutions party hereto from time to time (each a "Lender" and, collectively, the "Lenders"), and Paribas Capital Funding LLC ("PCF"), as agent (in such capacity, the "Agent") for the Lenders. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 8 are used herein as therein defined.


                             W I T N E S S E T H :


          WHEREAS, the Borrower has requested that the Lenders lend to the Borrower $15,000,000 for the purposes specified herein; and

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make loans to the Borrower in an aggregate amount of $15,000,000;

          NOW, THEREFORE, IT IS AGREED:

          Section 1.  Amount and Terms of Loans.
                      -------------------------

          1.01 The Loans. (a) Subject to and upon the terms and conditions set
               ---------
forth herein, each Lender severally agrees to make, on the Initial Funding Date and on the Subsequent Funding Date, a loan in Dollars (each a "Loan" and, collectively, the "Loans") to the Borrower in a principal amount equal to such Lender's Initial Commitment and Subsequent Commitment, respectively. Any amount of any Loan prepaid or repaid may not be reborrowed. The Loans shall be made on notice given by the Borrower to the Agent at its Notice Office no later than 1:00 P.M. (New York time) on the Business Day preceding the applicable Funding Date, which notice shall be in writing and shall be irrevocable and shall specify the Funding Date (which shall be a Business Day). The Agent shall promptly give each Lender notice of the Agent's receipt from the Borrower of such written notice.

          (b) No later than 12:00 noon (New York time) on the applicable Funding Date, each Lender will make available at the Payment Office of the Agent the amount of the Loan to be made by it, in immediately available funds, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Agent shall have been notified by any Lender prior to such Funding Date that such Lender does not intend to make available to the Agent on such Funding Date funds in the amount of such Lender's Commitment, the Agent may assume that such Lender has made such amount available to the Agent and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Lender, the cost to the Agent of acquiring overnight federal funds and (ii) if recovered from the Borrower, the rate of interest applicable to the Loans, as determined pursuant to Section
1.02. Nothing in this subsection (b) shall be deemed to relieve any Lender from its obligation to make its Loan hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make its Loan hereunder. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its Loan hereunder and that each Lender shall be obligated to make its Loan provided to be made by it hereunder regardless of the failure of any other Lender to make its Loan hereunder.

          (c) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced by a promissory note to the order of such Lender, in substantially in the form of Exhibit A, duly executed and delivered by the Borrower on the Initial Funding Date or the Subsequent Funding Date, as the case may be (each a "Note" and, collectively, the "Notes"), and in a stated principal amount equal to the Commitment of such Lender in respect of such Funding Date.

          1.02 Interest. (a) The Borrower agrees to pay interest in respect of
               --------
the unpaid principal amount of each Loan from the date such Loan is made until the maturity thereof (whether by acceleration or otherwise), at a rate which (i) shall at all times be equal to 12% per annum with respect to Loans made on the Initial Funding Date and (ii) shall be the rate that is, on the Subsequent Funding Date, the greater of 12% per annum or the rate per annum for 5 year U.S. Treasuries (as determined by the Agent) plus 6%; with respect to Loans made on the Subsequent Funding Date.

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the then applicable interest rate plus 2%, in each case with such interest to be payable on demand.

          (c) Accrued and unpaid interest shall be payable quarterly in arrears on each Quarterly Payment Date, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          1.03 Fees. The Borrower agrees to pay to the Agent for distribution to
               ----
each Lender, quarterly in arrears on each Quarterly Payment Date and on the date of each reduction or termination of the Subsequent Commitment, a fee (the "Unused Commitment Fee") computed at a rate for each day equal to .50% per annum of the Subsequent Commitment of such Lender.

          1.04 Mandatory Reduction and Termination of Subsequent Commitment. (a)
               ------------------------------------------------------------
The Subsequent Commitment of each Lender shall automatically be reduced as of the date of any payment (including scheduled payments) of the principal of the Metroplex Note by an amount equal to the amount of such payment; and

          (b) The Subsequent Commitment shall terminate upon the earliest to occur of (i) repayment in full of the outstanding Loans, (ii) the thirtieth day after the delivery by Holdings or the Borrower of a report pursuant to Section
5.01 which evidences that a Credit Event Date has occurred, (iii) the fifth day after the consummation of a Qualified IPO or (iv) April 1, 2002.

          Section 2.  Repayment; Prepayments; Payments; Taxes.
                      ---------------------------------------

          2.01 Payment of Loan. The unpaid principal amount of each Loan plus
               ---------------
all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto shall be paid in full in cash on the Maturity Date.

          2.02 Mandatory and Voluntary Prepayments. (a) The Borrower may, upon
               -----------------------------------
not less than two Business Days' and not more than five Business Days' prior written notice to the Lenders (which notice shall be irrevocable), at any time and from time to time, prepay the Loans, in whole; provided, however, that no
                                                   --------  -------
such prepayment shall be made unless (x) there is no Senior Debt outstanding and all commitments under the Senior Credit Agreement have been terminated or (y) the Senior Credit Agreement expressly permits such payments or the required Banks thereunder have consented to such payment. In connection with any voluntary prepayment in whole, the Borrower shall prepay the Loan at the prepayment price set forth below (plus all accrued interest):

                                                                 % of Principal
Prepayment Date During the Period                                  Being Paid
---------------------------------                                 --------------

From the Initial Funding Date to                                      105%
     but not including the first
     anniversary of the Initial Funding Date

From the first anniversary of the Initial Funding                     104%
     Date to but not including the second
     anniversary of the Initial Funding Date

From the second anniversary of the Initial Funding                    103%
     Date to but not including the third
     anniversary of the Initial Funding Date

From the third anniversary of the Initial Funding                     102%
     Date to but not including the fourth
     anniversary of the Initial Funding Date

From the fourth anniversary of the Initial Funding                    101%
     Date to but not including the fifth
     anniversary of the Initial Funding Date

From the fifth anniversary of the Initial Funding                     100%
     Date and at any time thereafter

          (b) The Borrower shall notify the Bank Agent of any prepayment to be made pursuant to Section 2.02(a) at least five Business Days prior to such prepayment (unless shorter notice is satisfactory to the Bank Agent). Notwithstanding the foregoing or the provisions of Section 2.02(d) below, the Lenders and the Borrower agree and acknowledge that the Senior Credit Agreement prohibits any payments that would otherwise be made to the Lenders under Section 2.02(a) or (d) and, as a result thereof, no payment shall be made to the Lenders under Section 2.02(a) or (d) unless and only to the extent the Senior Credit Agreement is amended or modified to provide that such amounts may be paid to the Lenders.

          (c) All prepayments (whether voluntary or mandatory) shall include payment of accrued interest on the principal amount of the Loans so prepaid and shall be applied to payment of accrued interest before application to principal. Mandatory prepayments under Section 2.02(d) made on or before November 5, 1999 shall not include any prepayment premiums. Any mandatory prepayment made after November 5, 1999 shall include a prepayment premium equal to 103% of the principal being paid. Any payment of the Loans as a result of an Event of Default resulting from a Change of Control shall be deemed a voluntary prepayment for the purposes of this
Section 2 and shall be paid at the payment price specified in Section 2.02(a) as if such payment had been voluntary. All prepayments which are applied to principal will be applied on a pro rata basis to all Loans.
                               --- ----

          (d) The Borrower will apply, or cause its applicable Subsidiaries to apply, the following amounts first to the permanent reduction of the then
                             -----
outstanding Senior Debt and any commitments thereunder to make revolving loans, acquisition loans or issue letters of credit (if required under the terms of the Senior Debt) and next, to the extent not used to prepay the Senior Debt in
                 ----
permanent reduction thereof or to permanently reduce the commitments therefor, to the Obligations in the manner set forth in Section 2.02(c):

          (i) on the date of the receipt thereof by Holdings or any Subsidiary of Holdings, the Borrower shall repay, in accordance with Section 2.02(c), an amount equal to (A) 100% of the cash proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction) from any sale or issuance after the Effective Date of equity of Holdings or any Subsidiary of Holdings, other than proceeds of
     (v) equity issued on the Initial Funding Date and after the Initial Funding Date as consideration to be paid for Post-Closing Acquisitions, (w) the equity issued under the Equity Call Agreement, (x) Permitted Equity Issuances (as defined in the Senior Credit Agreement), (y) equity issued to the Bank Agent or an Affiliate thereof in connection with its investment of up to an aggregate of $3,000,000 in Holdings and (z) Excluded Public Offering Proceeds; provided that, with respect to any proceeds of equity sold or issued to officers or employees of Holdings or the Borrower ("Employee Stock Proceeds"), such Employee Stock Proceeds shall only be required to be paid at such time or times that the aggregate amount thereof not previously applied to the Loans equals or exceeds $100,000, and provided further that from and after April 30, 1998, Holdings shall not use or permit to be used any Excluded Public Offering Proceeds to make any voluntary prepayment of any Indebtedness (other than Senior Debt or the Loans); and (B) 100% of the cash proceeds (net of underwriting discounts and commissions, loan fees and all other reasonable costs associated with such transaction) from any incurrence of any Indebtedness by Holdings or any Subsidiary of Holdings (other than Indebtedness permitted to be incurred pursuant to Section 6.04 as said Section is in effect on the Effective Date);

          (ii) on each date after the Effective Date on which Holdings or any Subsidiary of Holdings receives Net Sale Proceeds from any sale or other disposition of assets (including capital stock and securities other than capital stock or securities the proceeds from the sale of which are recaptured pursuant to Section 2.02(d)(i)(A) or would be recaptured under
     Section 2.02(d)(i)(A) but for the proviso contained therein), an amount equal to 100% of such Net Sale Proceeds excluding Net Sale Proceeds of (A) sales of inventory in the ordinary course of business, (B) other sales of assets the proceeds of which are used, or irrevocably committed to be used, to purchase, within 180 days from the date of sale, properties or assets to be used in the business of Holdings or its Subsidiaries, provided that the aggregate amount of Net Sale Proceeds excluded pursuant to this clause (B) shall not exceed $600,000 in the aggregate in any one fiscal year, and (C) other sales of assets the Net Sale Proceeds of which do not exceed, in the aggregate, $100,000 in any one fiscal year;

          (iii) on each date after the Effective Date on which Holdings or any Subsidiary of Holdings receives cash proceeds of any Recovery Event, an amount equal to 100% of such cash proceeds of such Recovery Event (net of reasonable costs incurred in connection with such Recovery Event, including the estimated marginal increase in income taxes which will be payable as a result of such Recovery Event by Holdings or any Subsidiary of Holdings and repayments of Indebtedness which are required to be made with the proceeds of such Recovery Event); provided, however, that, so long as no Default or
                              --------  -------
     Event of Default then exists and (A) such proceeds are not in excess of $500,000 for any one occurrence and $1,500,000 for all occurrences after the Effective Date, such proceeds shall not be required to be so repaid on such date to the extent that Holdings delivers a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within a period specified in such certificate not to exceed one hundred eighty (180) days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended); (B)(x) if the amount of such proceeds from any such Recovery Event exceeds $500,000, the entire amount of proceeds from such Recovery Event shall be repaid and if the amount of such proceeds from any such Recovery Event, when aggregated with the total amount of all such proceeds from all Recovery Events occurring after the Effective Date, exceeds $1,500,000 (excluding any amounts from any Recovery Events previously repaid pursuant to this Section 2.02(d)(iii)), the amount by which the amount of proceeds from all Recovery Events (including the Recovery Event for which the determination is being made) exceeds $500,000 shall be repaid, and (y) if all or any portion of such proceeds not so repaid pursuant to this Section 2.02(d)(iii) are not so used within the period specified in the relevant certificate furnished pursuant to the preceding clause (A), such remaining portion shall be repaid on the last day of such specified period; and (C) if the amount of such proceeds from any Recovery Event which, when aggregated with all other proceeds of Recovery Events (excluding any amounts from any Recovery Events previously repaid pursuant to this Section 2.02(d)(iii), or excluded pursuant to clauses (A) and (B) hereof) during any fiscal year do not exceed $25,000, such proceeds shall not be included in the calculation of the $1,500,000 threshold amount pursuant to clauses (A) and
     (B); and provided, further, that to the extent cash proceeds of any
              --------  -------
     Recovery Event relate to property leased (rather than owned) by Holdings or a Subsidiary of Holdings and pursuant to the terms of such lease Holdings or such Subsidiary is required to pay such proceeds to the lessor or use such proceeds to replace the leased equipment, then such proceeds shall not be required to be repaid pursuant to the provisions of this Section 2.02(d)(iii) so long as such proceeds are in fact paid to the lessor or used to replace the leased equipment; and

          (iv) on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives cash proceeds from any physician or physician practice group pursuant to the termination of personal guarantees, the leaving of or termination of employment or any unwind agreement of the type described in Section 4.26, an amount equal to 100% of such proceeds (net of reasonable expenses incurred in connection with obtaining such proceeds).

          (e) If Holdings has not consummated an initial public offering of Holdings capital stock on or before the date that is eighteen months after the date hereof, then the entire outstanding principal amount of the Loans shall be due and payable, and shall be repaid, in full on December 31, 2002.

          2.03 Method and Place of Payment. Except as otherwise specifically
               ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Lenders not later than 12:00 noon (New York time) on the date when due and shall be made in Dollars and in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          2.04 Net Payments. (a) All payments made by Holdings or the Borrower
               ------------
hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 2.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower and Holdings jointly and severally agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then Holdings and the Borrower jointly and severally shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Lender is located as such Lender shall determine are payable by such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower or Holdings, as the case may be, will furnish to the Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or Holdings. The Borrower and Holdings jointly and severally agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to
Section 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 4224 or 1001 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit B (any such certificate, a "Section 2.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 2.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the

Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 2.04(b). Notwithstanding anything to the contrary contained in Section 2.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.04, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          Section 3.  Conditions Precedent to Loans.
                      -----------------------------

          3.01 Conditions Precedent to Loans on the Initial Funding Date. The
               ---------------------------------------------------------
obligation of each Lender to make its Loan on the Initial Funding Date is subject to (a) the condition precedent that the Effective Date shall have occurred and (b) the satisfaction of the following additional conditions precedent:

          (a)  Notes. On the Initial Funding Date, there shall have been
               -----
delivered to the Agent for the account of each Lender the appropriate Note, in each case executed by the Borrower to the order of such Lender.

          (b)  Officers' Certificate. On the Initial Funding Date, the Agent
               ---------------------
shall have received a certificate dated the Initial Funding Date signed on behalf of each Loan Party by the President, any Executive Vice President or any Vice President of such Loan Party and which certificate, in the case of Holdings and the Borrower, shall state that all of the conditions specified in Sections 3.01(g), (h), (j), (n), (o), (p), (q), (r) and (s) have been satisfied on such date. Each such certificate shall be in the form of Exhibit D with appropriate insertions, together with all exhibits referred to in such certificate, and the foregoing shall be acceptable to the Agent and the Lenders.

          (c)  Opinions of Counsel. On the Initial Funding Date, the Agent shall
               -------------------
have received (i) from Jackson Walker L.L.P., counsel to Holdings and the Borrower, an opinion addressed to the Agent and each of the Lenders and dated the Initial Funding Date covering the matters set forth in Exhibit C and such other matters incident to the transactions contemplated herein and in the Warrant Documents as the Agent may request and (ii) from counsel rendering such opinions, reliance letters addressed to the Agent and each of the Lenders and dated the Initial Funding Date with respect to all legal opinions delivered in connection with the Transaction, with such legal opinions to be in form and substance satisfactory to the Agent and the Lenders.

          (d)  Corporate Documents; Proceedings. All corporate and legal
               --------------------------------
proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement, the other Loan Documents, the Warrant Documents and the other Documents shall be satisfactory in form and substance to the Agent and the Lenders, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agent or the Lenders may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (e)  Subordinated Guaranties. The Agent shall have received a
               -----------------------
Subordinated Guaranty, duly executed by each Subordinated Guarantor, each of which Subordinated Guaranties shall be dated the Initial Funding Date.

          (f)  Capitalization. On the Initial Funding Date, after giving effect
               --------------
to the Transaction, the ownership and capital structure (including, without limitation, the terms of the capital stock, options, warrants or other securities issued or to be issued by Holdings and the Subsidiaries of Holdings) shall be in form and substance satisfactory to the Agent and the Lenders.

          (g)  Senior Credit Agreement. On or prior to the Initial Funding Date,
               -----------------------
there shall have been delivered to the Agent and the Lenders true and complete copies of the Senior Credit Agreement and all schedules, annexes and exhibits thereto (certified as such by an appropriate officer of Holdings or the Borrower), in each case in form and substance satisfactory to the Agent and the Lenders. All conditions precedent to the making of the initial loans thereunder shall have been satisfied or waived by the parties thereto, and all representations and warrants set forth in the Senior Credit Agreement shall be true and complete in all material respects as if made on and as of the Initial Funding Date.

          (h)  Litigation. On the Initial Funding Date, no litigation by any
               ----------
entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the Transaction, or which the Agent or Lenders shall determine could reasonably be expected to have a materially adverse effect on the Transaction or on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and the Subsidiaries of Holdings taken as a whole (after giving effect to the Transaction).

          (i)  Fees, etc. On the Initial Funding Date, the Borrower shall have
               ---------
paid in full to the Agent and the Lenders all costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to the Agent and the Lenders to the extent then due pursuant hereto or as otherwise agreed between the Borrower and the Agent.

          (j)  Approvals. All necessary governmental and third party approvals
               ---------
in connection with the Transaction and the transactions contemplated by the Documents and otherwise referred to herein or therein (including, but not limited to, those approvals required in respect of existing permits, landlord consents and transfers of contract rights) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the sole judgment of the Agent or the Lenders, adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents, or the making of the Loans.

          (k)  Warrant Documents. On or prior to the Initial Funding Date, PCF
               -----------------
shall have received duly executed copies of the Warrant, the Warrant Purchase Agreement, the Warrant Agreement and Registration Rights Agreement and all other documents related thereto.

          (l)  Financial Statements; Projections; Management Letters. (A) On or
               -----------------------------------------------------
prior to the Initial Funding Date, the Lenders shall have received:

          (i) the consolidated balance sheets of Holdings as at December 31, 1996 and June 30, 1997 and the related consolidated statements of operations and cash flows of Holdings for the fiscal year or six month period, as the case may be, ended as of such dates and consolidated balance sheet of each of the companies listed on Schedule X hereto as at the respective dates set forth on such Schedule X and the related statements of earnings and stockholders' equity and cash flows of each of such companies (or similar financial statements as specified on such Schedule), as applicable for the fiscal periods ended as of the dates specified in such Schedule, which, in the case of the annual statements, have been audited by Arthur Andersen L.L.P., in the case of the financial statements of Holdings and have been examined or reviewed by the independent certified public accountants as specified on such Schedule in the case of the other financial statements, who delivered unqualified opinions in respect thereto except as specified on such Schedule; and

          (ii) the pro forma (after giving effect to the Transaction and the related financing thereof) consolidated balance sheet of Holdings as at the Initial Funding Date;

all of which financial statements in clauses (i) and (ii) shall be prepared in accordance with generally accepted accounting principles consistent with past practices and shall be in form and substance satisfactory to the Agent and the Required Lenders, and shall not disclose any material adverse differences in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole from that previously disclosed to the Agent and the Required Lenders.

          (B) On the Initial Funding Date, the Lenders shall have received detailed consolidated financial projections, certified by the Chief Financial Officer of Holdings, for Holdings and its Subsidiaries, which include the projected results of the Borrower, after giving effect to the Transaction and the other transactions contemplated herein, for the period commencing on the Initial Funding Date and ending after the fifth anniversary of the Initial Funding Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, and the accounting practices and procedures to be utilized by Holdings following the Initial Funding Date, shall be satisfactory in form and substance to the Agent and the Required Lenders.

          (C) On or prior to the Initial Funding Date, the Lenders shall have received a copy of any "management letter" received by Holdings or any of its Subsidiaries from its certified public accountants.

          (m)  Consent Letter.  The Agent shall have received a letter from CT
               --------------
Corporation Systems, 1633 Broadway, New York, New York 10019 substantially in the form of Exhibit I hereto, indicating its consent to its continued appointment by Holdings and the Borrower as its agent to receive service of process as specified in Section 12.08 of this Agreement.

          (n)  Material Adverse Change, etc. Since June 30, 1997, nothing shall
               ----------------------------
have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) which the Agent or the Lenders shall determine (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or the Agent, or on the ability of any Loan Party to perform its obligations to the Agent and the Lenders under this Agreement or any other Loan Document, (ii) could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole (after giving effect to the Transaction) or (iii) reasonably indicates the inaccuracy in any material respect of the information previously provided to the Agent or any Lender in connection with their analysis of the transactions contemplated hereby or reasonably indicates that the information previously provided omitted to disclose any material information.

          (o)  Plans; Shareholders' Agreements; Management Agreements;
               -------------------------------------------------------
Employment Agreements; Collective Bargaining Agreements; Debt Agreements;
-------------------------------------------------------------------------
Affiliate Contracts; Tax Sharing Agreements and Material Contracts. On or prior
------------------------------------------------------------------
to the Initial Funding Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an appropriate officer of Holdings or the Borrower of:

          (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required by the Agent, and for each such Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in
     Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

          (ii) all agreements entered into by Holdings or any Subsidiary of Holdings governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements");

          (iii) all agreements with members of, or with respect to the, management of Holdings or any Subsidiary of Holdings other than Employment Agreements (collectively, the "Management Agreements");

          (iv) any employment agreements entered into by Holdings or any Subsidiary of Holdings with any physician or with any officer or director of Holdings, or any Subsidiary of Holdings (collectively, the "Employment Agreements");

          (v) all collective bargaining agreements applying or relating to any employee of Holdings or any Subsidiary of Holdings (collectively, the "Collective Bargaining Agreements");

          (vi) all agreements evidencing or relating to Indebtedness of Holdings or any Subsidiary of Holdings whether or not such agreement is to remain outstanding after giving effect to the incurrence of Loans on the Funding Date (collectively, the "Debt Agreements");

          (vii) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any Subsidiary of Holdings (collectively, the "Tax Sharing Agreements");

          (viii) all contracts, agreements or understandings entered into between Holdings or any of its Subsidiaries on the one hand, and any of its Affiliates, on the other hand (collectively, the "Affiliate Contracts"); and

          (ix) all material contracts and licenses of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction, including, without limitation, all material management service contracts, practice management agreements and all personal guarantees from physicians guaranteeing the revenues of their practices and all material securities purchase agreements (collectively, the "Material Contracts") as set forth on Schedule XI hereto;

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements, Affiliate Contracts and Material Contracts shall be in form and substance satisfactory to the Agent and the Required Lenders and shall be in full force and effect on the Initial Funding Date.

          (p)  Consummation of the Acquisitions. (i) On or prior to the Initial
               --------------------------------
Funding Date, there shall have been delivered to the Agent true and correct copies of all Acquisition Documents pertaining to Pre-Closing and Contemporaneous Acquisitions and all Acquisition Documents to the extent available for Post-Closing Acquisitions and all terms and provisions of such Acquisition Documents shall be in form and substance satisfactory to the Agent and shall not have been amended without the consent of the Agent;

provided, however, in the case of the Acquisition Documents relating to Post-Closing Acquisitions, there shall have been delivered to the Agent true and correct copies of substantially final forms of the Acquisition Documents and the final forms of such Acquisition Documents shall not vary materially therefrom. Each Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of the parties thereto prior to the closing of such Acquisition, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Acquisition Documents shall be true and correct in all material respects as if made on and as of the Initial Funding Date. Each of the conditions precedent to Holdings' and the Borrower's obligations to con summate each Pre-Closing Acquisition and each Contemporaneous Acquisition as set forth in the applicable Acquisition Documents shall have been satisfied to the satisfaction of the Agent and the Required Lenders or waived with the consent of the Agent and the Required Lenders, and each Pre-Closing Acquisition and each Contemporaneous Acquisition shall have been consummated in accordance with all applicable law and the respective Acquisition Documents and the consideration payable in connection therewith shall not exceed the Purchase Price for such Acquisition.

          (ii) On the Initial Funding Date after giving effect to the Transaction (to the extent consummated on such date), the ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued or to be issued by Holdings or any of its Subsidiaries) as of the Initial Funding Date and management of Holdings and its Subsidiaries shall be in form and substance satisfactory to the Agent and the Required Lenders.

          (q)  Solvency Certificate; Insurance Analyses. On the Initial Funding
               ----------------------------------------
Date, Holdings shall cause to be delivered to the Agent and the Lenders: (i) a solvency certificate from the Chief Financial Officer of Holdings, in the form of Exhibit L hereto, which shall be addressed to the Agent and each of the Lenders and dated the Initial Funding Date and in form and substance satisfactory to the Agent and the Required Lenders, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated hereby, each of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower and its Subsidiaries (on a consolidated basis), are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection herewith and the Senior Credit Agreement, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due, and (ii) evidence (including, without limitation, certificates with respect to each insurance policy listed on
Schedule II) of insurance, complying with the requirements of Section 5.03, with respect to the business and properties of Holdings and its Subsidiaries, in scope, form and substance satisfactory to the Agent and the Required Lenders.

          (r)  Equity Amendments. Holdings shall obtain amendments to the terms
               -----------------
of its capital stock (the "Equity Amendments"), in form and substance satisfactory to the Agent and the Required Lenders, subordinating any put rights, mandatory redemption provisions or similar provisions which require the payment by Holdings or any of its Subsidiaries of any amounts with respect to such capital stock while any "senior debt" (to be defined in a manner acceptable to the Agent) remains outstanding and such other amendments as may be reasonably requested by the Agent.

          (s)  Subordinated Debt. All indebtedness of any subsidiary of Holdings
               -----------------
required by the Agent to be subordinated to the Loans (the "Other Subordinated Debt") shall have been amended (the "Subordinated Debt Amendments") to provide that such Subsidiary shall be released from all of its obligations under such indebtedness and such indebtedness is assumed by Holdings and shall be subordinated to all indebtedness under this Agreement and refinancings thereof with such subordination provisions to be in form and substance satisfactory to the Required Lenders; provided, however, that notwithstanding the foregoing,
                      --------  -------
Other Debt shall not include such indebtedness as set forth on Schedule XXI.

          3.02 Conditions Precedent to All Loans. The obligation of each Lender
               ---------------------------------
to make its Loan on any Funding Date (including the Initial Funding Date) is subject at the time to the satisfaction of the following conditions:

          (a)  Notes. On such Funding Date, there shall have been delivered to
               -----
the Agent for the account of each Lender the appropriate Note, in each case executed by the Borrower to the order of such Lender.

          (b)  No Default; Representations and Warranties. At the time of each
               ------------------------------------------
such Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein shall be true and complete in all material respects with the same effect as though such representations and warranties had been made on such Funding Date except for representations and warranties expressly stated to relate to a specific earlier date, which shall be true and correct in all material respects as of such date.

          (c)  Material Adverse Change, etc. Since June 30, 1997, nothing shall
               ----------------------------
have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) which the Agent or the Lenders shall determine (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or the Agent, or on the ability of any Loan Party to perform its obligations to the Agent and the Lenders under this Agreement or any other Loan Document, (ii) could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole or (iii) reasonably indicates the inaccuracy in any material respect of the information previously provided to the Agent or any Lender in connection with their analysis of the transactions contemplated hereby or reasonably indicates that the information previously provided omitted to disclose any material information.

          (d)  Litigation. On such Funding Date, no litigation by any entity
               ----------
(private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith, or which the Agent or Lenders shall determine could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          (e)  Notice from Borrower. Prior to the making of a Loan, the Agent
               --------------------
shall have received a notice from the Borrower pursuant to Section 1.01.

          (f)  Metroplex Note. Unless a Credit Event Date or a Qualified IPO
               --------------
shall have occurred on or prior to the Subsequent Funding Date, the Agent shall have consented to the making of the loans on the Subsequent Funding Date and the proceeds of the Loans made on the Subsequent Funding Date shall only be used to pay the Metroplex Note in full.

          Section 4.  Representations, Warranties and Agreements. In order to
                      ------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans, each of Holdings and the Borrower makes the following representations, warranties and agreements as to itself and its Subsidiaries on and as of the Initial Funding Date and on and as of the Subsequent Funding Date, all of which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the other Loan Documents and the Subsequent Funding Date, with the occurrence of the Subsequent Funding Date being deemed to constitute a representation and warranty that the matters specified in this Section 4 are true and correct on and as of such date:

          4.01 Corporate Status. Each Loan Party and its Subsidiaries (other
               ----------------
than Physician Network of Brevard Inc., a Florida Corporation) (i) is a duly organized and validly existing corporation (or a limited liability company or partnership, as applicable) in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

          4.02 Corporate Power and Authority. Each Loan Party and its
               -----------------------------
Subsidiaries has the corporate power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action (or limited liability company or partnership action if applicable) to authorize the execution, delivery and performance by it of each of such Documents. Each Loan Party and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          4.03 No Violation. Neither the execution, delivery or performance by
               ------------
any Loan Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to it, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Senior Credit Agreement) upon any of the property or assets of any Loan Party or its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which any of them are a party or by which any of their property or assets is bound or to which any of them may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of any Loan Party or its Subsidiaries.

          4.04 Governmental Approvals. No order, consent, approval, license,
               ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Funding Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document, (ii) the legality, validity, binding effect or enforceability of any such Document or (iii) the Transaction.

          4.05 Financial Statements; Financial Condition; Undisclosed
               ------------------------------------------------------
Liabilities; Projections; Etc. (i) The audited consolidated balance sheets of
-----------------------------
Holdings as at December 31, 1996 and June 30, 1997 and the related consolidated statements of operations and cash flows of Holdings for the fiscal year or six month period, as the case may be, ended as of such dates, and the financial statements of each company listed on Schedule X at the dates listed on Schedule X and for the fiscal periods ended as of the dates listed on Schedule X, which, in the case of the annual statements, have been audited by Arthur Andersen L.L.P., in the case of the financial statements of Holdings and have been examined or reviewed by the independent certified public accountants listed on Schedule X, in the case of the other financial statements, who delivered unqualified opinions in respect thereto and (ii) the pro forma (after giving effect to the Transaction and the related financing thereof) consolidated balance sheet of Holdings and the Borrower as at the Initial Funding Date, copies of all of which financial statements referred to in the pre ceding clauses (i) and (ii) have heretofore been furnished to the Agent, present fairly the financial position of the respective entities at the dates of said statements and the results of operations for the period covered thereby (or, in the case of the pro forma balance sheet, present a good faith estimate of the pro forma finan cial condition of Holdings and its Subsidiaries (after giving effect to the Transaction) on a consolidated basis at the date thereof). All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements and with respect to interim financial statements, subject to normal year end adjustments. Since June 30, 1997, there has been no material adverse change in the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          (b) On and as of the Initial Funding Date, on a pro forma basis after giving effect to the Transaction and all other transactions contemplated by the Documents as of such date and to all Indebted ness (including, without limitation, the Loans) being incurred in connection with the Transaction, and Liens created, and to be created, by each Loan Party in connection therewith:
(a) the sum of the assets (including all contribution and subrogation rights and other intangible assets), at a fair valuation, of each Loan Party will exceed its debts; (b) no Loan Party has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and
(c) each Loan Party will have sufficient capital with which to conduct its business. For purposes of this Section 4.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, subordinated, disputed, undisputed, secured or unsecured.

          (c) Except as fully reflected in the financial statements and the notes related thereto described in Section 4.05(a), there were as of the Initial Funding Date (and after giving effect to the Transaction and the other transactions contemplated hereby and by the Documents) no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole. As of the Initial Funding Date, neither Holdings nor any of its Subsidiaries knows of any basis for the assertion against Holdings or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and the notes related thereto described in Section 4.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to Holdings and its Subsidi aries taken as a whole. As of the Initial Funding Date (and after giving effect to the Transaction) none of Holdings or any of its Subsidiaries will have any outstanding Indebtedness or preferred stock other than (i) the Loans, (ii) the Senior Debt, (iii) the Existing Indebtedness and (iv) Holdings Preferred Stock.

          (d) On and as of the Initial Funding Date, the Projections have been prepared in good faith by Holdings and there are no statements or conclusions in any of the Projections which are based upon or include information known to Holdings to be misleading or which fail to take into account material infor mation regarding the matters reported therein. On the Initial Funding Date, each of Holdings and the Borrower believes that the Projections were reasonable and attainable (although actual results may differ from the Projections and no representation is made that the Projections will in fact be attained).

          4.06 Litigation. There are no actions, suits or proceedings pending
               ----------
or, to the best knowledge of each Loan Party and its Subsidiaries, threatened
(i) with respect to any Document or the transactions contemplated thereby, or
(ii) that are reasonably likely to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Loan Parties and their Subsidiaries taken as a whole.

          4.07 True and Complete Disclosure. All factual information (taken as a
               ----------------------------
whole) heretofore or contemporaneously furnished by or on behalf of any of the Loan Parties or their Subsidiaries in writing to any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Loan Documents or Warrant Documents or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any of the Loan Parties and their Subsidiaries in writing to any Lender or the Agent will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact.

          4.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the
               -----------------------------------
Loans shall be used by the Borrower to (i) finance, in part, the consummation of the Transaction and (ii) pay Transaction Fees and Expenses; provided, however,
                                                            --------  -------
that the proceeds of Loans
made on a Subsequent Funding Date occurring after June 30, 1998 may only be used to pay in full the Metroplex Note.

          (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          4.09  Tax Returns and Payments. Each of the Loan Parties and each of
                ------------------------
their Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of such Loan Party or such Subsidiary. The Returns accurately reflect in all material respects all liability for taxes of such Loan Party or such Subsidiary as a whole for the periods covered thereby. Each of the Loan Parties and each of their Subsidiaries has paid all material taxes payable by it which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of any of the Loan Parties and each of their Subsidiaries, threatened by any authority regarding any taxes relating to any Loan Party or any of its Subsidiaries. As of the Initial Funding Date, none of the Loan Parties or their Subsidiaries has entered into an agreement or waiver or has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any of the Loan Parties or their Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Loan Parties or their Subsidiaries not to be subject to the normally applicable statute of limitations. None of the Loan Parties or their Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of the Loan Parties or their Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of Holdings or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

          4.10  Compliance with ERISA.  Schedule XIX sets forth each Plan; each
                ---------------------
Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no

Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event Date, would not exceed $100,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          4.11  Representations and Warranties in Documents.  All
                -------------------------------------------
representations and warranties set forth in the Documents and their corresponding annexes, exhibits and schedules are true in all material respects at the time as of which such representations and warranties were made and on the Initial Funding Date.

          4.12  Properties.  Each of the Loan Parties and each of their
                ----------
Subsidiaries has good and merchantable title to all properties owned by it, including all property reflected in the consolidated pro forma balance sheet (after giving effect to the Transactions) referred to in Section 4.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by Section 6.02), free and clear of all Liens, other than (i) as referred to in such consolidated balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) as otherwise permitted by Section 6.01.

          4.13  Capitalization.  On the Initial Funding Date, after giving
                --------------
effect to the Transaction, the authorized capital stock of Holdings consists of
(i) 100,000,000 shares of common stock, $.0025 par value per share ("Holdings Common Stock"), 4,968,572 of which shares are issued and outstanding, (ii) 40,000,000 shares of Non-Voting Common Stock, $.0025 par value, of which no shares are issued and outstanding, (iii) 20,000,000 shares of Prime Common Stock, $.0025 par value per share (the "Holdings Prime Stock"), of which 4,955,904 shares are issued and outstanding; (iv) 500,000 shares of Class A Stock $.01 par value of which 200,000 shares are issued and outstanding; and (v) 18,000,000 shares of preferred stock, $.01 per value per share ("Holdings Preferred Stock") of which 9,000,000 shares consists of Series B Convertible Preferred Stock of which 3,460,362 shares are issued and outstanding, and of which 6,000,000 shares consist of Series B non-voting Convertible Preferred Stock of which 917,814 shares are issued and outstanding. On the Initial Funding Date, the authorized capital stock of the Borrower consists of 10,000 shares of common stock $.01 par value per share ("Borrower Common Stock") of which 1,000 shares are issued and outstanding and are owned solely by Holdings. All of the issued and outstanding shares of each Loan Party have been duly and validly issued, are fully paid and nonassessable and, except as set forth on
Schedule XII, have not been issued in violation of any preemptive rights.
Except as set forth on Schedules VI, XI, XII, (limited only to documents indicated by an asterisk) and XIV on the Effective Date, none of the Loan Parties or their Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          4.14  Subsidiaries.  On the Initial Funding Date, the corporations,
                ------------
limited liability companies and partnerships listed on Schedule VI are the only Subsidiaries of Holdings. Schedule VI correctly sets forth, as of the Initial Funding Date, the percentage ownership (direct and indirect) of Holdings and the Borrower in each class of capital stock (or other equity interests) of such Subsidiaries and also identifies the direct owner thereof.

          4.15  Compliance with Statutes, Etc.  Each of the Loan Parties and
                ------------------------------
each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls and relating to the prohibition on the corporate practice of medicine), except with respect to each of the foregoing such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Loan Parties and their Subsidiaries taken as a whole.

          4.16  Investment Company Act.  None of the Loan Parties or any of
                ----------------------
their Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.17  Public Utility Holding Company Act.  None of the Loan Parties or
                ----------------------------------
any of their Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.18  Environmental Matters.  (a)  Holdings and each of its
                ---------------------
Subsidiaries is in compliance with, in all respects, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except such noncompliances which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. There are no past, pending or, to the best knowledge of Holdings, threatened material Environmental Claims against Holdings or any of its Subsidiaries or any Real Property currently owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences concerning the business or operations of Holdings or any of its Subsidiaries or any Real Property owned or operated at any time by Holdings or any of its Subsidiaries or, to the knowledge of Holdings any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environ mental Law except such Environmental Claims and restrictions which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          (b) Neither Holdings nor any of its Subsidiaries has, at any time, generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property at any time owned, leased or at any time operated by Holdings or any of its Subsidiaries; except for such Hazardous Material of a type and in a quantity used in the normal course of business of Holdings or its Subsidiaries, which Hazardous Material is being held, used, stored and disposed of in compliance with applicable Environmental Laws.

          4.19  Labor Relations.  Neither Holdings  nor any of its Subsidiaries
                ---------------
is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against Holdings or any of its Subsidiaries.

          4.20  Patents, Licenses, Franchises and Formulas.  Holdings, together
                ------------------------------------------
with its Subsidiaries, has a license to use or otherwise has the right to use, free and clear of pending or threatened Liens, all the material patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary information, computer programs, data bases, licenses, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual Property"), and has obtained all licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          4.21  Indebtedness.  Schedule IX sets forth a true and complete list
                ------------
of all Indebtedness (other than the Loans and the Senior Debt under the Senior Credit Agreement) of the Loan Parties and each of their Subsidiaries as of the Funding Date after giving effect to the Transaction and the other transactions contemplated hereby (the "Retained Indebtedness"), in each case showing the aggregate amount thereof, which in the case of all such Retained Indebtedness shall not exceed $26,565,002 in the aggregate, and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. None of the Retained Indebtedness was incurred in connection with, or in contemplation of, the Transaction.

          4.22  Restrictions on or Relating to Subsidiaries.  There does not
                -------------------------------------------
exist any encumbrance or restriction on the ability of (i) any Loan Party or any Subsidiary thereof to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, or to pay any Indebtedness, (ii) any Loan Party or any

Subsidiary thereof to make loans or advances to another Loan Party or any Subsidiary thereof or (iii) any Loan Party or any Subsidiary thereof to transfer any of its properties or assets to another Loan Party or any Subsidiary thereof, except for such encumbrances or restrictions existing under or by reason of (v) applicable law, (w) this Agreement and the other Loan Documents, (x) the Senior Credit Agreement and (y) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Loan Party or any Subsidiary thereof.

          4.23  The Transaction.  All aspects of the Transaction have been
                ---------------
effected in accordance with the Documents and all applicable law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Transaction. Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction, and there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the Loans or the performance by any of the Loan Parties or their Subsidiaries of their obligations under the Documents. All actions taken by each of the Loan Parties and their Subsidiaries pursuant to or in furtherance of the Transaction have been taken in compliance in all material respects with the respective Documents and all applicable law. The Physician Practice Groups being acquired pursuant to the Acquisitions have aggregate pro forma Revenues and EBITDA at least $46.9 million and $6.2 million, respectively. The Purchase Price (and the components of such Purchase Price) for each Acquisition is as set forth in Schedules XV through XVIII. The pro forma EBITDA referred to in the second preceding sentence is personally guaranteed in part by the selling physicians pursuant to the terms of the Personal Guarantees. Set forth on
Schedule XXII are the names of the individuals providing personal guarantees (the "Personal Guarantees") and a description of such guarantees. Each of the Personal Guarantees constitutes the legal, valid and binding obligation of each of the guarantors enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          4.24  Defaults.  As of the Initial Funding Date, neither Holdings nor
                --------
any of its Subsidiaries is in, nor has Holdings or any of its Subsidiaries received any notices alleging any, breach or default by Holdings or any of its Subsidiaries under any contract with a doctor or medical practice group or under any other Material Contract.

          4.25  Material Contracts.  All Material Contracts of Holdings and each
                ------------------
of its Subsidiaries as of the Initial Funding Date are listed on Schedule XI hereto.

          4.26  Unwind Provisions.  Except as set forth on Schedule XIV, as of
                -----------------
the Initial Funding Date, neither Holdings nor any of its Subsidiaries is party to an agreement of any nature which allows any party to such agreement, upon the happening or non-happening of an event, to repurchase the stock or assets it sold to Holdings or its Subsidiary in the original sale of such party's medical practice or put such party in the position or a similar position to that the party maintained prior to entering into such agreement.

          4.27  Practice Management Agreements.  As of the Initial Funding Date,
                ------------------------------
all of the practice management agreements or similar agreements with physicians or physicians entities to which Holdings or its Subsidiaries are directly or indirectly parties to are set forth on Schedule XX. All of the rights and interest, including the ability to collect proceeds, of Holdings and its Subsidiaries under the agreements set forth on Schedule XX are assignable to the Bank Agent as collateral for the Senior Debt without the consent or approval of any third party.

          4.28  Contemporaneous Acquisitions.  All of the Acquisitions that the
                ----------------------------
Borrower or its Subsidiaries will effect on the Initial Funding Date are set forth on Schedule XVI (the "Contemporaneous Acquisitions").

          4.29  Post-Closing Acquisitions.  All of the Acquisitions that the
                -------------------------
Borrower or its Subsidiaries will effect after the Initial Funding Date with the proceeds of the Term Loan portion of the Senior Debt or Notes are set forth on
Schedule XVII (the "Post-Closing Acquisitions").

          4.30  Repurchase Obligations.  As of the Initial Funding Date, no
                ----------------------
Material Contract requiring Holdings or any of its Subsidiaries to repurchase, purchase or otherwise acquire or make distributions with respect to, its capital stock (or with respect to rights, options or warrants with respect to its capital stock) other than as set forth on Schedule XIV.

          Section 5.  Affirmative Covenants.  Each of Holdings and the Borrower
                      ---------------------
covenants and agrees that on and after the Effective Date and until the Loans and Notes, together with interest, and all other Obligations (other than indemnities and similar Obligations for which no claim has been made), are paid in full and for so long as the Commitment is outstanding:

          5.01  Information Covenants. Holdings or the Borrower shall furnish to
                ---------------------
the Agent:

          (a)  Monthly Reports. Within 30 days after the end of each fiscal
               ---------------
month the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of earnings for such month and for the elapsed portion of the fiscal year ended with the last day of such month, setting forth comparative figures for the corresponding month and elapsed portion of such fiscal year for the prior fiscal year and comparable budgeted figures for such period, all of which shall be certified by the chief financial officer or controller of Holdings as being fairly stated in all material respects subject to normal year-end audit adjustments and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

          (b)  Quarterly Financial Statements. Within 45 days after the close of
               ------------------------------
each of the first three quarterly accounting periods in each fiscal year of Holdings (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such quarter, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period, all of which shall be certified by the chief financial officer or controller of Holdings, subject to normal year-end audit adjustments and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

          (c)  Annual Financial Statements. Within 90 days after the close of
               ---------------------------
each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period and certified, (x) in the case of the consolidating statements by the chief financial officer of Holdings and (y) in the case of the consolidated financial statements of Holdings and its Subsidiaries, by Arthur Andersen L.L.P. or any of the other "big six" or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders, together with a signed opinion of such accounting firm (which opinion shall not be qualified in any respect) stating that in the course of its regular audit of the financial statements of Holdings, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

          (d)  Management Letters. Promptly after the receipt thereof by
               ------------------
Holdings or any Subsidiary of the Borrower, a copy of any "management letter" received by Holdings or such Subsidiary from its certified public accountants.

          (e)  Budgets.  As soon as available but in no event later than 30 days
               -------
after the first day of each fiscal year of Holdings, a budget for the Loan Parties in form reasonably satisfactory to the Agent and the Required Lenders (including budgeted statements of earnings and sources and uses of cash, cash flow statements, and balance sheets) prepared by Holdings for each calendar month of such fiscal year and on an annual basis for the next succeeding fiscal year prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of the chief financial officer or controller of Holdings to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the periods covered thereby.

          (f)  Officer's Certificates. At the time of the delivery of the
               ----------------------
financial statements provided for in Section 5.01(a), (b) and (c), a certificate of the chief financial officer, chief executive officer, president or corporate controller of Holdings to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, in the case of certificates delivered pursuant to Section 5.01(b) or (c), shall set forth the calculations required to establish whether Holdings or the Borrower was in compliance with the provisions of Sections 2.02(d), 6.02, 6.04,
6.06 through 6.09, at the end of such fiscal quarter or year, as the case may be.

          (g)  Notice of Default or Litigation. Promptly, and in any event
               -------------------------------
within three Business Days after an officer of any of the Loan Parties or their Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against any of the Loan Parties or their Subsidiaries which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Loan Parties and their Subsidiaries taken as a whole or (y) with respect to any Document, (iii) any other event which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Loan Parties and their Subsidiaries taken as a whole and (iv) any default or breach by Holdings or any of its Subsidiaries under any contract or agreement with any doctor or medical practice or any other Material Contract or receipt of any notice of such default or breach received from any doctor or medical practice or any party to any other Material Contract.

          (h)  Other Reports and Filings. Promptly upon transmission thereof,
               -------------------------
copies of any financial information, proxy materials and other information and reports, if any, which any of the Loan Parties or their Subsidiaries (x) has filed with the Securities and Exchange Commission or any successor thereto (the "SEC") or (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness (including the holders of any Senior Debt) of such Loan Party or such Subsidiary in its capacity as such a holder, agent, or trustee.

          (i)  Environmental Matters. Promptly upon, and in any event within two
               ---------------------
Business Days after an officer of any of the Loan Parties or any of their Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters: (i) any pending or threatened material Environmental Claim against any of the Loan Parties, any of their Subsidiaries, any Real Property owned or operated by any of the Loan Parties or any of their Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by any of the Loan Parties or any of their Subsidiaries that (A) could reasonably be anticipated to result in a material noncompliance by such Loan Party or Subsidiary with any applicable Environmental Law, or (B) could reasonably be anticipated to form the basis of a material Environmental Claim against such Loan Party or Subsidiary or any Real Property owned or operated by such Loan Party or Subsidiary; (iii) any condition or occurrence on any Real Property owned or operated by any of the Loan Parties, any of their Subsidiaries or any property adjoining such Real Property that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to a material Release or material threatened Release or the actual or alleged presence of any Hazardous Material on or from any Real Property owned or operated at any time by any of the Loan Parties or any of their Subsidiaries in each case as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and such Loan Party's, such Subsidiary's response thereto. In addition, Borrower will provide the Lenders with copies of all material non-privileged communications with any government or governmental agency relating to Environmental Claims, all material communications with any person relating to material Environmental Claims, and such detailed reports of any material Environmental Claim as may reasonably be requested by the Required Lenders.

          (j)  Annual Meetings with Lenders. Within 120 days after the close of
               ----------------------------
each fiscal year of Holdings, Holdings shall, at the request of the Agent, hold a meeting at its offices or other mutually agreed upon site, with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and their Subsidiaries and the budgets presented for the current fiscal year of the Loan Parties and their Subsidiaries.

          (k)  Other Information.  From time to time, such other information or
               -----------------
documents (financial or otherwise) with respect to any Loan Party or its Subsidiaries, as the Agent or the Required Lenders may reasonably request.

          5.02  Books, Records and Inspections. Holdings shall, and shall cause
                ------------------------------
each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity with United States generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Holdings shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Lender to visit and inspect, under guidance of officers of Holdings or such Subsidiaries, any of the properties of such Loan Party or its Subsidiaries, and to examine the books of account of such Loan Party or its Subsidiaries and discuss the affairs, finances and accounts of such Loan Party or its Subsidiaries with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Lender may request.

          5.03  Maintenance of Property, Insurance. Schedule II sets forth a
                ----------------------------------
true and complete listing of all insurance maintained by Holdings and each of its Subsidiaries as of the Effective Date. Holdings will, and will cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted),
(ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described on Schedule II, and (iii) furnish to each Lender, upon written request, full information as to the insurance carried.

          5.04  Corporate Franchises. Holdings shall, and shall cause each of
                --------------------
its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises licenses and patents; provided, however,
                                                          --------  -------
that nothing in this Section 5.04 shall prevent the withdrawal of any such Person of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          5.05  Compliance with Statutes, Etc. Holdings shall, and shall cause
                -----------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          5.06  Compliance with Environmental Laws. (a) Holdings shall, and
                ----------------------------------
shall cause each of its Subsidiaries to, comply, in all material respects, with all Environmental Laws applicable to the ownership or use of all the Real Property, and shall promptly pay, or cause its Subsidiaries to promptly pay all costs and expenses incurred in such compliance, and will keep or cause to be kept Holdings' or its Subsidiaries' interest in all owned Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. Holdings shall not, and shall not permit any of its Subsidiaries to, generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any Real Property other than in the normal course of business in compliance with applicable law.

          (b) At the request of the Agent or the Required Lenders at any time and from time to time during the existence of this Agreement: (i) if an Event of Default exists under this Agreement, (ii) upon the reasonable belief by the Agent that Holdings or any of its Subsidiaries has breached any representation or covenant herein with respect to any environmental matters and such breach is continuing, or (iii) in the event notice is provided under Section 5.01(i) herein, Holdings shall provide, at its sole cost and expense, an environmental site assessment report concerning any of its or its Subsidiaries' Real Property, prepared by an environmental consulting firm approved by the Agent and the Required Lenders, indicating the presence or Release, if any, of Hazardous Materials on or from any of the Real Property and the potential cost of any removal or remedial action required by any Environmental Laws in connection with any Hazardous Materials on such Real Property. If Holdings fails to provide the same after 30 days' notice or as soon thereafter as is reasonably possible, the Agent may order the same, and Holdings shall grant and hereby grants to the Agent and the Lenders and their agents access to such Real Property and specifically grants the Agent and the Lenders an irrevocable non-exclusive license to undertake such an assessment all at Holdings' expense, which assessments, if obtained, will be provided to Holdings.

          5.07  ERISA. As soon as possible and, in any event, within 10 days
                -----
after Holdings or any of their Subsidiaries knows or has reason to know of the occurrence of any of the following, Holdings shall deliver to each of the Lenders a certificate of the chief financial officer of Holdings setting forth details as to such occurrence and the action, if any, that Holdings, such Subsidiary, or the relevant ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any of its Subsidiaries, or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA; or Holdings or any of its Subsidiaries, may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Holdings shall deliver to each of the Lenders a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any material notices received by, Holdings, any of its Subsidiaries, or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Holdings and any of its Subsidiaries, or such ERISA Affiliate, as applicable.

          5.08  End of Fiscal Years; Fiscal Quarters.  Holdings' and each of its
                ------------------------------------
Subsidiaries' fiscal years shall end on December 31 and each of its and its Subsidiaries' first three fiscal quarters shall end on March 31, June 30 and September 30.

          5.09  Payment of Taxes.  Holdings shall, and shall cause each of its
                ----------------
Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of any of its Subsidiaries not otherwise permitted under Section 6.01; provided, however, that no Loan Party or its Subsidiaries
                    --------  -------
shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          5.10  Use of Proceeds. The Borrower shall use all proceeds of the
                ---------------
Loans as provided in Section 4.08.

          5.11  Intellectual Property Rights.  Holdings shall, and shall cause
                ----------------------------
each of its Subsidiaries to make all filings in connection with the transfer of the Intellectual Property Rights in the Acquisitions. Holdings will and will cause each of its Subsidiaries to maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of Holdings or any Subsidiary of Holdings and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. Holdings shall, and shall cause each of its Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking or seeking to perfect the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of Holdings or any Subsidiary of Holdings at all times from and after the Funding Date other than any such actions the failure of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          5.12  Register.  The Borrower hereby designates the Agent to serve as
                --------
the Borrower's agent, solely for purposes of this Section 5.13, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to
Section 12.04(b). Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. Holdings and the Borrower jointly and severally agree to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this
Section 5.12.

          5.13  Ownership of Subsidiaries.  The Borrower shall, at all times,
                -------------------------
unless otherwise expressly permitted by Section 6.02, indirectly own, except as set forth on Schedule VI, 100% of the capital stock and stock equivalents of each of its Subsidiaries (other than Immaterial Subsidiaries and other than as permitted in Section 5.15) provided that if the Borrower indirectly owns less than 100% of the capital stock and stock equivalents of any such Subsidiary on the Effective Date, the Borrower shall maintain, at least, its percentage of the capital stock and stock equivalents of such Subsidiary as of the Effective Date as is set forth on Schedule VI.

          5.14  Observation of Board of Directors.  PCF may designate one
                ---------------------------------
individual (the "Observer") to attend all meetings of the Board of Directors of Holdings (and any committees thereof) in a non-voting observer capacity. The Observer shall be entitled to receive all reports, presentations and materials as if the Observer were a member of the Board of Directors. Notwithstanding the foregoing and Section 13(d) of the Warrant Agreement, PCF agrees that PCF and Paribas Principal Incorporated shall together be entitled to designate only one observer, as shall be mutually agreed upon by them from time to time.

          5.15  Permitted Acquisitions.   (a)  Subject to the provisions of this
                ----------------------
Section 5.15 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Subsidiaries may from time to time after the Initial Funding Date effect Permitted Acquisitions, so long as with respect to each Permitted Acquisition, to the extent provided below:

          (i) no Default or Event of Default or default or event of default under the Senior Debt is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto, all representations and warranties contained herein and in the other Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto) and no other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party restricts such Permitted Acquisition;

          (ii) the Borrower shall have given the Agent and the Lenders at least 30 days (or ten Business Days in the case of clause (s) below) prior written notice of any such Permitted Acquisition (each such notice, a "Permitted Acquisition Notice"), which notice shall (r) contain the estimated date such Permitted Acquisition is scheduled to be consummated,
     (s) attach a true and correct copy of
     the draft purchase agreement, letter of intent, description of material terms or similar agreement entered into or contemplated to be entered into by the Borrower or one of its Subsidiaries and the seller in connection with such Permitted Acquisition, (t) contain the estimated aggregate purchase price of such Permitted Acquisition and the amount of related costs and expenses and the intended method of financing thereof, (u) contain the estimated amount of Acquisition Loans required to effect such Permitted Acquisition, (v) contain a description of any Permitted Earn-Out Debt or Permitted Seller Notes to be incurred by Holdings in connection with such Permitted Acquisition an the maximum potential liability of Holdings with respect thereto, and (w) contain a description of the Permitted Equity Issuances to be effected by Holdings in connection with such Permitted Acquisition;

          (iii) the Borrower shall have provided the Lenders with all information provided to its Board of Directors or any of its shareholders with respect to such Permitted Acquisition, including without limitation, all information required pursuant to the Securities Purchase Agreement and such other information related to the Person or business, division or product line being acquired and the Permitted Acquisition as the Agent shall reasonably request, including without limitation expert reports prepared by such accounting, environmental, and/or other experts as the Agent shall reasonably request;

          (iv) (I) as soon as available but not less than three days after the execution thereof, a copy of the executed purchase agreement and all related agreements, schedules and exhibits with respect to such Permitted Acquisition and (II) at the time of delivery of the purchase agreement, a certification from the Borrower as to the purchase price for the acquisition and the estimated amount of all related costs, fees and expenses and that, except as described, there are no other amounts which will be payable in connection with the respective Permitted Acquisition;

          (v) calculations are made by the Borrower of the Consolidated EBITDA of the Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition (determined in accordance with the definition of Consolidated EBITDA contained herein, but treating references therein and in any other defined terms used in determining Consolidated EBITDA to "Holdings" to instead be references to the Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition), and the amount thereof shall exceed zero for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of the Permitted Acquisition (the "Calculation Period"); provided, however, in the case of calculations based
                            --------  -------
     on financial statements not audited by a "big-six accounting firm" or other nationally recognized accounting firm reasonably acceptable to the Agent, the Agent and the Required Lenders shall be satisfied that the Consolidated

     EBITDA of such Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition exceeds zero for the Calculation Period;

          (vi) the Agent shall be satisfied in its reasonable discretion that the proposed Permitted Acquisition will not be reasonably likely to result in materially increased liabilities (contingent or otherwise) of Holdings or any of its Subsidiaries other than Permitted Seller Notes and Permitted Earn-Out Debt incurred in accordance with the provisions of this Agreement (including, without limitation, tax, ERISA or environmental liabilities); provided, that, so long as the Permitted Acquisition Notice has been given
     --------
     as required above and so long as Holdings has furnished each Lender, following request by the Agent, information with respect to liabilities of the type described in this clause with all information so requested, if the Agent has not notified the Borrower on or prior to the tenth day prior to the consummation of the Permitted Acquisition that the Agent has not yet been satisfied that the proposed Permitted Acquisition would not be reasonably likely to result in materially increased liabilities of Holdings or any of its Subsidiaries, such Lender shall be deemed for purposes of this clause (vii) to be so satisfied;

          (vii) after giving effect to any additional indebtedness to be incurred in the connection therewith and the Consolidated EBITDA of the Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition determined in accordance with clause 5.15(a)(vi) above for the Calculation Period, the ratio of Consolidated Indebtedness on the last day of the Calculation Period to Consolidated EBITDA of Holdings and its Subsidiaries for the Calculation Period, on a Pro Forma Basis shall be equal to or less than 3.50:1;

          (xii) recalculations are made by the Borrower of compliance with the covenants contained in Sections 6.06 through 6.09, inclusive, for the Calculation Period on a Pro Forma Basis, and such recalculations shall show that all such covenants would have been complied with throughout the Calculation Period on a Pro Forma Basis;

          (ix) the Borrower in good faith believes, on a Pro Forma Basis (as if the Calculation Period were the one-year period following the date of the consummation of the respective Permitted Acquisition) that the financial covenants contained in such Sections 6.06 through 6.09, inclusive, will continue to be met for the one year period following the date of the consummation of the respective Permitted Acquisition;

          (x) the purchase price for any Permitted Acquisition may not exceed ten times the Consolidated EBITDA of the Person or business, division or product line being acquired for the Calculation Period;

          (xi)    the sum of the items described in clauses (I) - (IV) of
     Section 5.15(a)(v) in connection with any single Permitted Acquisition shall not exceed $10 million and in connection with all Permitted Acquisitions shall not exceed $30 million in the aggregate;

          (xii) the aggregate amount (determined by using the face amount of the debt or the amount payable at maturity, whichever is greater) of Permitted Seller Notes and Permitted Earn-Out Debt issued by Holdings after the date hereof shall not exceed $20,000,000;

          (xiii) the Borrower shall only include for any Person or business, division or product line acquired, 100% of audited financial statement based Consolidated EBITDA calculated on a Pro Forma Basis and 75% of personally guaranteed unaudited financial statement based Consolidated EBITDA calculated on a Pro Forma Basis with respect to calculations made in connection with the covenants contained in this Section 5.15 and Sections
     6.06 through 6.09, inclusive; and

          (xiv) prior to the consummation of the respective Permitted Acquisition, the Borrower shall furnish the Agent and the Lenders an officer's certificate executed by the chief financial officer of Holdings, certifying as to compliance with the requirements of the applicable preceding clauses (i) through (xiii) and containing the calculations required by preceding clauses (v), (vii), (viii), (x), (xi) and (xii). The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Holdings that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 3.02 and 7.

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, not less than 100% of the capital stock of such Subsidiary shall be directly owned by the Borrower; provided, however, for up to one Business Day after such Permitted Acquisition, Holdings may own such Subsidiary; and provided, further, that either Holdings or the Borrower may own less than 100% (but more than 50%) of the capital stock or other equity or beneficial ownership interests of Subsidiaries for which the Borrower has paid (in the aggregate) no more than $5 million in consideration.

          (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to execute and deliver, prior to the date of the respective Permitted Acquisition, the Subsidiaries Guaranty (or an amendment thereto pursuant to which it shall become a guarantor thereunder) or a substantially similar guaranty, in either case with the documentation to be in form and substance satisfactory to the Agent.

          5.16  Subsidiary Metroplex Note.  In connection with any payment with
                -------------------------
respect to the Subsidiary Metroplex Note, Holdings shall make the necessary requests under the Equity Call Agreement in order to obtain all funds necessary to make such payment from the shareholders of Holdings party to the Equity Call Agreement unless the funds necessary to make such payment consist of Excluded Public Offering Proceeds; provided, however, in the event that neither Holdings nor the Bank Agent makes the necessary requests under the Equity Call Agreement, then the Agent shall be entitled to make such request.

          5.17. Default on Metroplex Note.  Upon the occurrence of a default in
                -------------------------
payment by Holdings under the Metroplex Note, the Borrower agrees that, if the Subsequent Commitment remains outstanding, at the request of the Agent, the Borrower will borrow an amount equal to the Subsequent Commitment in accordance with the terms of this Agreement and will use the proceeds of such borrowing to pay in full the Metroplex Note.

          5.18. Corporate Separateness.  Holdings and each of its Subsidiaries
                ----------------------
will take all such action as is necessary to keep the operations of each such Person separate and apart from those of each such other Person, including, without limitation, ensuring that all customary corporate formalities, including the maintenance of corporate records and holding regular meetings of shareholders and directors are followed. None of Holdings or any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings or any of its Subsidiaries being disregarded, or in the assets and liabilities of Holdings or any of its Subsidiaries being substantively consolidated with those of Holdings or any of its Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

          Section 6.  Negative Covenants.  Holdings and the Borrower hereby
                      ------------------
covenant that on and after the Effective Date and until the Loans and Notes, together with interest and all other Obligations (other than indemnities and similar Obligations for which no claim has been made) incurred hereunder and thereunder, have been paid in full and the Commitment is no longer outstanding:

          6.01  Liens.  Holdings shall not, and shall not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries, or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided, however, that the provisions of
                                     --------  -------
this Section 6.01 shall not prevent Holdings or any of its Subsidiaries from creating, incurring, assuming or permitting the existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens with respect to Holdings or any Subsidiary of the Borrower for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Borrower or any Subsidiary of the Borrower imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of the business of the Borrower or the Subsidiaries of the Borrower or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens of the Borrower or the Subsidiaries of the Borrower in existence on the Effective Date which are listed, and the property subject thereto described, on Schedule VII, but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens;

          (iv) Liens securing Senior Debt and Liens permitted by the Senior Credit Agreement;

          (v) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances on the property of Holdings or any Subsidiary of Holdings arising in the ordinary course of business and not materially interfering with the conduct of the business of Holdings or any Subsidiary of Holdings;

          (vi) Liens on property of Holdings and the Subsidiaries of Holdings subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 6.04, provided
                                                                       --------
     that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease

     Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any Subsidiary of Holdings;

          (vii) Liens (other than any Lien imposed by ERISA) on property of Holdings or any Subsidiary of Holdings incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (vii) shall not exceed $250,000;

          (viii) Liens placed upon equipment or machinery used in the ordinary course of business of Holdings or any Subsidiary of Holdings within sixty
     (60) days following the time of purchase thereof by Holdings or any Subsidiary of Holdings and improvements and accretions thereto to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or any Indebtedness incurred to refinance such Indebtedness, provided that
                                                                  --------
     (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (viii) does not exceed at any one time outstanding the amounts permitted under Section 6.04, (iii) with respect to all machinery and equipment and (y) in all events, the Lien encumbering the equipment or machinery so acquired and improvements and accretions thereto does not encumber any other asset of Holdings or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business; and

          (x) inchoate Liens (where there has been no execution or levy and no pledge or delivery of collateral) arising from and out of judgments or decrees in existence at such time not constituting an Event of Default.

          6.02  Consolidation, Merger, Purchase or Sale of Assets, Etc. (a)
                ------------------------------------------------------
Holdings shall not convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its assets; and (b) Holdings shall not, and shall not permit any of its Subsidiaries (other than Immaterial Subsidiaries) to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, including without limitation assets consisting of capital stock of a Subsidiary and Stock Equivalents thereof, (iv) enter into any partnerships, joint ventures or sale-leaseback transactions, or (v) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person, or make or maintain any loan or advance to any Person, or own or purchase or otherwise acquire any capital stock or Stock Equivalents or equity interests or obligations of or other securities of any Person, or otherwise make any other investment in any Person (each of the foregoing in this clause (v) being an "Investment"), except that the following shall be permitted:

          (A) purchases or other acquisitions by Holdings and its Subsidiaries of inventory, materials and equipment in the ordinary course of business;

          (B) Capital Expenditures by Holdings and its Subsidiaries to the extent permitted by Section 6.09 hereof;

          (C)  Holdings and its Subsidiaries may sell assets so long as either
     (i) the aggregate amount of Net Sale Proceeds from such sales pursuant to this clause (C) in any one fiscal year does not exceed $250,000 or (ii) the amount of Net Sale Proceeds from such sales in any one fiscal year does not exceed $600,000 in the aggregate and such proceeds are used, or irrevocably committed to be used, to purchase, within 180 days from the date of sale, assets to be used in the business of Holdings or its Subsidiaries;

          (D) to the extent permitted by this Agreement, Holdings and its Subsidiaries may lease (as lessee) real or personal property;

          (E) Holdings and its Subsidiaries (other than Immaterial Subsidiaries) may make and maintain Investments (1) consisting of receivables owing to any of them (including, without limitation, through the indirect acquisition thereof through a security interest), if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (2) in cash and Cash Equivalents, (3) in Interest Rate Contracts, (4) contemplated by the Transaction, (5) consisting of loans and advances in the ordinary course of business and consistent with past practices to their respective employees for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000, (6) consisting of advances to doctors for the purpose of allowing such doctors to make tax payments, (7) consisting of purchases or acquisitions of securities of trade creditors or customers received in any plan of reorganization or similar arrangement on the bankruptcy or insolvency of such trade creditors or customers or received in settlement of delinquent obligations of, and other disputes with, suppliers arising in the ordinary course of business, (8) consisting of capital stock of Subsidiaries listed on Schedule VI, (9) loans and advances outstanding or commitments therefor as of the date hereof and listed on Schedule IV and (10) any other Investments permitted pursuant to the Senior Credit Agreement as in effect on the date hereof;

          (F) Holdings and its Subsidiaries may sell inventory in the ordinary course of business;

          (G) the Loan Parties may consummate the Transaction in accordance with the Documents;

          (H)  Dividends may be paid to the extent permitted by Section 6.03;

          (I) each of Holdings and its Subsidiaries may enter into licensing arrangements with respect to Intellectual Property, in accordance with customary past practice of Holdings or such Subsidiary (as the case may be);

          (J) other purchases and acquisitions of assets provided that the aggregate consideration paid for all such purchases or other acquisitions pursuant to this clause (J) shall not exceed $100,000 in any one fiscal year;

          (K) the sale or transfer of assets by Holdings or any Subsidiary thereof, excluding any sale or transfer prohibited by subsections (a) or
     (b) above, provided that (1) no Default or Event of Default is continuing or would result therefrom, (2) all Net Sale Proceeds of any such sale or transfer are applied to the prepayment of the Senior Debt or the Obligations to the extent required by Section 2.02(d), (3) such sale or transfer is for cash consideration, payable on the date of consummation of such sale or transfer, equal to no less than the Fair Market Value of such assets being sold or transferred, (4) in the case of any sale or transfer of capital stock or Stock Equivalents of any of Holdings' Subsidiaries, all of the capital stock and Stock Equivalents of such Subsidiary are transferred, (5) the aggregate Fair Market Value of any assets sold or transferred shall not exceed $1,500,000, and (6) the aggregate Fair Market Value of all assets sold during any fiscal year shall not exceed $250,000;

          (L)  any acquisition expressly permitted by Section 5.15 hereof; and

          (M) the Designated Assets shall be permitted to be resold to the original sellers thereof pursuant to, and in accordance with, the repurchase provisions of the Designated Agreements.

          6.03 Dividends, Etc.  Except as set forth on Schedule XVIII hereto,
               ---------------
Holdings shall not, and shall not permit its Subsidiaries to, declare or pay any Dividends, except that any Subsidiary of Holdings may pay Dividends to Holdings or any Wholly-Owned Subsidiary of Holdings and the Borrower (other than Immaterial Subsidiaries) may pay Dividends to Holdings or the Borrower (a) with the proceeds of Acquisition Loans so long as contemporaneously with its receipt thereof, Holdings or the Borrower uses such proceeds to effect Permitted Acquisitions and (b) with the proceeds of the Notes so long as contemporaneously with its receipt thereof, Holdings uses such proceeds to repay amounts owing with respect to the Metroplex Note.

          6.04 Indebtedness.  Holdings shall not, nor shall it permit any of its
               ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

          (ii)  Senior Debt;

          (iii) Any Indebtedness expressly permitted pursuant to the terms of the Senior Credit Agreement as in effect on the date hereof;

          (iv) Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness specified in clauses (i), (ii) and (iii) of this Section 6.04) as set forth on Schedule XXI;

          (v) Indebtedness of Holdings (other than Indebtedness specified in clauses (i), (ii) or (iii) of this Section 6.04) in an aggregate principal amount at any time outstanding not in excess of $20,000,000; provided, that
                                                                  --------
     (A) such Indebtedness shall have an average maximum current pay interest of no more than 8% per annum, with no single item of Indebtedness bearing interest at a rate greater than 10% per annum, (B) no single item of Indebtedness shall have a final maturity that is less than two years, (C) all such Indebtedness shall have an average weighted-life to maturity of not less than 2.5 years, and (D) such Indebtedness shall be issued only as consideration for Permitted Acquisition; and

          (vi)  Indebtedness listed on Schedule VIII hereto.

          6.05 Transactions with Affiliates.  Holdings shall not, and shall not
               ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any Affiliate of Holdings' Subsidiaries unless (a) such transaction or series of related transactions is in writing and on terms that are no less favorable to Holdings or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $100,000, Holdings delivers an officers' certificate to the Agent certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the disinterested members of the board of directors of Holdings and (c) with respect to any transaction or series of related transactions involving aggregate payments in excess of $600,000, such transaction or series of related transactions has been approved by the disinterested directors of Holdings (or in the event there is only one disinterested director, by such disinterested director) and Holdings delivers to the Agent a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to Holdings or such Subsidiary from a financial point of view; except that (i) Holdings and its Subsidiaries may effect the Transaction, and (ii) Holdings and its Subsidiaries may make loans and advances in the ordinary course of business consistent with past practices to their respective employees for moving, travel and emergency expenses and other similar expenses and may make advances to doctors for the purpose of allowing the doctors to make tax payments, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000.

          6.06 Interest Coverage Ratio.  Holdings shall not permit the ratio of
               -----------------------
Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on November 1, 1997 and ending on the last day of a fiscal quarter of Holdings ended after November 1, 1997), in each case taken as one accounting period, ending on the last day of the period set forth below to be less than the ratio set forth opposite such period:

            Fiscal Quarter
                Ended                               Ratio
          -----------------                         -----

          December 31, 1997                        2.50:1:0

          March 31, 1998                           2.75:1.0
          June 30, 1998                            2.75:1.0
          September 30, 1998                        3.0:1.0
          December 31, 1998                         3.0:1.0

          March 31, 1999                           3.50:1.0
          June 30, 1999                            3.50:1.0
          September 30, 1999                        3.5:1.0
          December 31, 1999                        3.50:1.0

          March 31, 2000                               3.75:1.0
          June 30, 2000                                3.75:1:0
          September 30, 2000                           3.75:1.0
          December 31, 2000                            3.75:1.0

          March 31, 2001                               3.75:1.0
          June 30, 2001                                3.75:1.0
          September 30, 2001                           3.75:1.0
          December 31, 2001                            3.75:1.0

          March 31, 2002                               3.75:1.0
          June 30, 2002                                3.75:1.0
          September 30, 2002                           3.75:1.0
          December 31, 2002                            3.75:1.0

          March 31, 2003                               3.75:1.0
          June 30, 2003                                3.75:1.0
          September 30, 2003                           3.75:1.0
          December 31, 2003                            3.75:1.0
          March 31, 2004                               3.75:1.0
          June 30, 2004                                3.75:1.0

          6.07 Consolidated Indebtedness to Consolidated EBITDA. Holdings shall
               ------------------------------------------------
not permit the ratio of Consolidated Indebtedness as of the last day of any fiscal quarter ended on a date set forth below to Consolidated EBITDA for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on the Initial Funding Date and ending on the last day of a fiscal quarter of Holdings ended after the Initial Funding Date) then ended, in each case taken as one accounting period, ending on the last day of the period set forth below to be greater than the ratio set forth opposite such period below:

            Fiscal Quarter
                Ended                                   Ratio
          -----------------                             -----

          December 31, 1997                            5.00:1.0

          March 31, 1998                               5.00:1.0
          June 30, 1998                                5.00:1.0
          September 30, 1998                           5.00:1.0
          December 31, 1998                            5.00:1.0

          March 31, 1999                               4.50:1.0
          June 30, 1999                                4.50:1.0

          September 30, 1999                           4.50:1.0
          December 31, 1999                            4.50:1.0

          March 31, 2000                               4.00:1.0
          June 30, 2000                                4.00:1.0
          September 30, 2000                           4.00:1.0
          December 31, 2000                            4.00:1.0


          March 31, 2001                               3.75:1.0
          June 30, 2001                                3.75:1.0
          September 30, 2001                           3.75:1.0
          December 31, 2001                            3.75:1.0

          March 31, 2002                               3.00:1.0
          June 30, 2002                                3.00:1.0
          September 30, 2002                           2.50:1.0
          December 31, 2002                            2.50:1.0

          March 31, 2003                               2.00:1.0
          June 30, 2003                                2.00:1.0
          September 30, 2003                           2.00:1.0
          December 31, 2003                            2.00:1.0
          March 31, 2004                               2.00:1.0
          June 30, 2004                                2.00:1.0

          6.08 Minimum EBITDA.  Holdings shall not permit its Consolidated
               --------------
EBITDA for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on the Initial Funding Date and ending on the last day of a fiscal quarter of the Borrower ended after the Initial Funding Date), in each case taken as one accounting period, to be less than the sum of (x) $5,000,000 and (y) an amount equal to 70% of the Consolidated EBITDA of each company acquired after the Initial Funding Date for the twelve month period immediately preceding the date of each such company's acquisition.

          6.09 Capital Expenditures.   Holdings shall not and shall not permit
               --------------------
any of its Subsidiaries to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including Capitalized Lease Obligations (collectively, "Capital Expenditures"), except that (x) during the period (taken as one accounting period) commencing on November 1, 1997 and ending on December 31, 1997 Holdings and its Subsidiaries may make Capital Expenditures (other than in connection with Permitted Acquisitions) so long as the aggregate amount thereof does not exceed the greater of (x) the amount permitted pursuant to the Securities Purchase Agreement and (y) $1,000,000 during such period and (y) during any calendar year thereafter Holdings and its Subsidiaries may make Capital Expenditures (other than in connection with Permitted Acquisitions) so long as the aggregate amount thereof does not exceed the greater of (x) the amount permitted pursuant to the Securities Purchase Agreement and (y) the amount set forth opposite such fiscal year below, such amounts set forth below to be adjusted upward for each Post-Closing Acquisition by $25,000 for each physician employed directly or indirectly by any company or practice acquired pursuant to a Permitted Acquisition; provided that 80% of the allowable Capital Expenditures not spent in 1997 may be carried over into 1998.

          Fiscal Year                                 Amount
          -----------                                 ------

          1998                                    $5,000,000
          1999                                    $5,000,000
          2000                                    $5,000,000
          2001                                    $5,000,000
          2002                                    $5,000,000

          (b) In addition to the Capital Expenditures permitted above, the Borrower and its Subsidiaries may make Permitted Acquisitions in accordance with
Section 5.15 in an amount not to exceed the amounts permitted thereby.

          6.10  Restrictions on Additional Subordinated Indebtedness.  Holdings
                ----------------------------------------------------
will not, nor will it permit any of its Subsidiaries to, create or suffer to exist any Indebtedness for borrowed money which (i) provides that it is subordinate in right of payment to any Senior Indebtedness and (ii) is senior in right of payment to or pari passu with the Loans or other Obligations.
                       ---- -----

          6.11  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; Etc.  Holdings shall not, and shall not permit its
----------------------
Subsidiaries to:

           (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), of any Indebtedness that is not Senior Indebtedness;

           (b) amend, modify or change in any manner adverse to the interests of the Lenders its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or its By-Laws;

           (c) amend, modify or change or terminate the Stockholders' Agreement or enter into any other agreement with respect to its capital stock, except amendments, modifications or changes and new agreements which are not materially adverse to any Lenders, do not violate or breach, or are not inconsistent with, any of the terms of this Agreement or any other Loan Document and which do not, and will not, involve the payment by Holdings or its Subsidiaries of any material amounts and do not result in Holdings or its Subsidiaries incurring then or any time in the future any material liability or monetary obligation.

           (d) amend, modify, change or enter into any new Tax Sharing Agreement; or

           (e) amend, modify or change, or enter into any new Management Agreement, Employee Benefit Plan or Employment Agreement (as such terms are defined in the Senior Credit Agreement as in effect on the Initial Funding
     Date), except if the aggregate cost to Holdings and its Subsidiaries as a result of such amendments, modifications, changes to such plans and agreements and new plans and agreements is not reasonably likely to have a material adverse effect on the performance, business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          6.12  Limitation on Certain Restrictions on Subsidiaries.  Except as
                --------------------------------------------------
set forth on Schedule XVIII, Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits to Holdings or any other Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or any other Subsidiary of Holdings, (ii) make loans or advances to Holdings or any other Subsidiary of Holdings or (iii) transfer any of its properties or assets to Holdings, except for such encumbrances or restrictions existing under or by reason of (v) applicable law, (w) this Agreement and the other Loan Documents,
(x) the Senior Credit Agreement or (y) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of Holdings or any other Subsidiary of Holdings.

          6.13  Limitation on Issuance of Capital Stock.  (a)  Holdings shall
                ---------------------------------------
not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares,
(ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of any Person in any class of the capital stock of Holdings or such Subsidiary or (iii) upon the formation of any new Subsidiary as permitted by this Agreement in connection with Permitted Acquisitions.

          (b) Holdings shall not issue any capital stock, except (i) shares of capital stock issued upon conversion of any stock issued or authorized to be issued under its Certificate of Incorporation as of the Effective Date, (ii) shares of capital stock issued upon the exercise of any warrants of Holdings outstanding as of the Effective Date, (iii) stock dividends, stock splits, and issuances of capital stock which is capital stock authorized under its Certificate of Incorporation as of the Effective Date for cash with respect to which, after giving effect to such issuance pursuant to this clause (iii), the cash proceeds, if any, therefrom are applied in accordance with Section 2.02 or
(iv) shares of capital stock issued in a public offering registered under the Securities Act, with minimum net proceeds to the corporation (net of underwriting discounts and offering expenses) of at least $20 million; provided that none of the foregoing occurrences in clause (i) through (iv) shall be permitted if a Change of Control would result therefrom.

          6.14  Business.  On and after the tenth Business Day following the
                --------
Initial Funding Date, Holdings will not conduct any business or own any assets other than the stock of the Borrower, and for one Business Day after the acquisition thereof, that of Subsidiaries acquired or formed in connection with Permitted Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage, directly or indirectly, in any business other than a Permitted Business.

          6.15  Limitation on Creation of Subsidiaries.  Holdings shall not, and
                --------------------------------------
shall not permit any Subsidiary to, establish, create or acquire any new Subsidiary except Subsidiaries of the Borrower may be acquired or formed in connection with Permitted Acquisitions to the extent otherwise permitted by this Agreement or the Senior Credit Agreement and direct Subsidiaries of Holdings may be acquired or formed in connection with Permitted Acquisitions so long as within one Business Day of the acquisition thereof the stock of such Subsidiary is transferred to the Borrower.

          6.16  Amendments with Respect to Senior Debt.  The Borrower shall not
                --------------------------------------
amend, modify or restate the terms of Senior Debt if such amendment, modification or restatement would (i) decrease the average weighted-life to maturity of the Senior Debt by more than one and one-half (1-1/2) years from that in effect on the date hereof (calculated as if such amendment was entered into on the date hereof and taking into account all previous amendments) or (ii) increase the interest rate of the Senior Debt to a rate in excess of the maximum interest rates calculated from time to time permitted under Section 1.08 of the Senior Credit Agreement, as such Section 1.08 is in effect on the date hereof, plus 2%.
        ----

          6.17  No Further Negative Pledges.  Except (a) as otherwise permitted
                ---------------------------
by or under the terms of Existing Debt, this Agreement or the Senior Credit Agreement, and (b) with respect to specific property encumbered to secure payment of particular Indebtedness permitted to be incurred by the terms hereof, Holdings shall not, and shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

          6.18  Leases.  Except as set forth on Schedule XXIII, neither Holdings
                ------
nor the Borrower will incur any expense (including, without limitation, any property taxes paid as additional rent or lease payments) under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations), and Holdings will not permit the aggregate expense (including, without limitation, any property taxes paid as additional rent or lease payments) incurred by Holdings and its Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed $4 million for the period commencing on the Initial Funding Date and ending December 31, 1997 or to exceed $8 million for the fiscal year 1998, $10 million for fiscal year 1999 $12 million for fiscal year 2000, and $14 million for any fiscal year thereafter.

          6.19  Unwind Provisions.  Neither Holdings nor any of its Subsidiaries
                -----------------
will enter into any agreement of any nature of the type described in Section
4.26 except for agreements substantially in the same form as the agreements which are in effect on the Initial Funding Date, so long as any "unwind provisions" or similar provisions arising in the case of any event other than a breach under such agreement by Holdings or any of its Subsidiaries shall not be effective prior to the 65th month anniversary of the Initial Funding Date.

          Section 7.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each, an "Event of Default"):

          7.01  Payments.  Any Loan Party shall (i) default in the payment when
                --------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note or any other amounts owing by it hereunder or under any other Loan Document; or

          7.02 Representations, Etc.  Any representation, warranty or statement
               ---------------------
made by any Loan Party herein or in any other Loan Document, or in any certificate delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          7.03 Covenants.  (a) The Borrower or Holdings shall (i) default in the
               ---------
due performance or observance by it of any term, covenant or agreement contained in Section 5.01(g)(i), 5.08, 5.10, 5.13, 5.15, 5.17 or 6 and such default shall continue unremedied for a period of ten days after written notice to the Borrower and Holdings by the Agent or any Lender or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower and Holdings by the Agent or any Lender; or (b) any Loan Party shall default in the due performance or observance by it of any term, covenant or agreement contained in any other Loan Document after any applicable notice provided for therein has been given or any lapse of time provided for therein has occurred; or

          7.04 Default Under Other Agreements.  (i) Holdings or any of its
               ------------------------------
Subsidiaries shall default in any payment of any principal amount of any Indebtedness (other than the Indebtedness referred to in Section 7.01) beyond the period of grace on the final maturity thereof if any provided in the instrument or agreement under which such Indebtedness was created, or (ii) any Indebtedness shall be declared to be due and payable prior to the final maturity thereof; provided that it shall not constitute an Event of Default pursuant to
         --------
this Section 7.04 unless the aggregate amount of all Indebtedness referred to in the preceding clauses (i) and (ii) above exceeds $750,000 at any one time; or

          7.05 Bankruptcy, Etc.  Holdings or any of its Subsidiaries shall
               ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto; or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed or discharged, within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed or undischarged for a period of 60 days, or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          7.06 ERISA.  (a) Any Plan shall fail to satisfy the minimum funding
               -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days; any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings or any Subsidiary of Holdings; or

          7.07 Judgments.  One or more judgments or decrees shall be entered
               ---------
against Holdings or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by a reputable insurance company) of $750,000 or more and all such judgments or decrees shall not be satisfied, vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

          7.08  Physician Turnover.  The occurrence of greater than 15% of the
                ------------------
Designated Physicians terminating his or her employment (exclusive of death, disability or retirement) with such Holdings and its Subsidiaries.

          7.09  Ownership.  There shall be a Change of Control; or
                ---------

          7.10  Subordinated Guaranties.  Any provision of any Subordinated
                -----------------------
Guaranty after delivery thereof under Section 3 shall for any reason cease to be valid and binding on any Subordinated Guarantor party thereto, or any Subordinated Guarantor shall so state in writing;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against any Loan Party (provided
                                                                     --------
that, if an Event of Default specified in Section 7.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Subsequent Commitment terminated, whereupon all Commitments of each Lender remaining at such time shall forthwith terminate immediately and any fees in connection therewith shall become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) exercise any rights or remedies under any Subordinated Guaranty.

          Section 8.  Definitions and Accounting Terms.
                      --------------------------------

          8.01  Defined Terms.  As used in this Agreement, the following terms
                -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition Agreements" shall mean each Agreement listed on Schedule XIII pursuant to which each of the Acquisitions was, is or will be, effected in each case as the same may be supplemented, modified, amended or restated from time to time in accordance with Section 6.11 hereof.

          "Acquisition Documents" shall mean the Acquisition Agreements and all other documents entered into or delivered in connection with the Acquisitions as the same may be supplemented, modified, amended or restated from time to time in accordance with Section 6.11 hereof.

          "Acquisition Loan" shall have the meaning provided in the Senior Credit as in effect on the date hereof.

          "Acquisitions" shall mean and include each of the Pre-Closing Acquisitions, the Contemporaneous Acquisitions and the Post-Closing Acquisitions.

          "Additional Senior Credit Indebtedness" shall mean Indebtedness of the Borrower under the Senior Credit Agreement, so long as Banque Paribas is the Bank Agent, in an aggregate amount of not more than $7,500,000.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors, officers and trustees of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes
                                           --------
of Section 6.05, an Affiliate of Holdings shall include (w) any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings (x) any officer, director, trustee or beneficiary of Holdings or any such shareholder, (y) any spouse, parent, sibling or descendant of any such person in clause (w) or (x) above, and (z) any trust for the benefit of any such Person or for any spouse, issue or lineal descendant of such Person described in clauses (w) through (y) above. For all purposes of this Agreement, neither the Agent, the Bank Agent, any Bank, any Lender nor any of their respective Affiliates, shall be considered an Affiliate of Holdings or any Subsidiary of Holdings. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean Paribas Capital Funding LLC in its capacity as Agent for the Lenders hereunder, and shall include any successor to the Agent appointed pursuant to Section 9.09.

          "Agreement" shall mean this loan agreement, as modified, supplemented or amended from time to time.

          "Bank" shall mean each financial institution listed on Schedule I to the Senior Credit Agreement, as well as any institution which becomes a "Bank" thereunder pursuant thereto.

          "Bank Agent" shall mean Banque Paribas, as agent for the Banks under the Senior Credit Agreement, or any successor thereto appointed pursuant to the terms thereof.

          "Bankruptcy Code" shall have the meaning provided in Section 7.05.

          "Bankruptcy Event" shall have the meaning provided in Section 11.02.

          "Borrower" shall mean PHC Holding Corporation, a corporation organized and existing under the laws of the State of Georgia.

          "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "Capital Expenditures" shall have the meaning provided in Section
6.09.

          "Capitalized Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations under Capitalized Leases, in each case taken at the amount thereof accounted for as Indebtedness in accordance with generally accepted accounting principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), with maturities of not more than twelve months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States and/or tax exempt securities issued by any agency or instrumentality of any state of the United States or subdivision thereof, in each case rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing not more than 12 months after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.

          "Change of Control" means the occurrence of one or more of the following: (i) any Person, entity or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act) (other than the Investor Group) obtains the power to elect a majority of the Board of Directors of Holdings,
(ii) either Weston and its Affiliates, Sarah Garvin or the Investor Group shall cease to have record and beneficial ownership of at least 75% of the number of shares of Holdings Common Stock owned by such Persons on the Effective Date,
(iii) any Person, entity or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act) (other than the Investor Group) shall become the "beneficial owner" (as defined in Rules 13(d) and 134(d)-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 20% or more of any outstanding class of capital stock of Holdings having ordinary voting power in the election of directors of Holdings, or (iv) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors, (v) Sarah Garvin shall cease to serve (except in the cases of death or disability) as President and Chief Executive Officer of Holdings, except if any time after an initial public offering of Holdings Common Stock, Holdings shall replace Sarah Garvin within 180 days of her ceasing to serve as President and Chief Executive Officer of Holdings with an individual approved by the Agent.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Commitment" shall mean, for each Lender, the Initial Commitment and/or the Subsequent Commitment for such Lender, as the context may require.

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to any net extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business or gains or losses from Recovery Events or unrealized foreign exchange gains or losses.

          "Consolidated EBITDA", for any period shall mean Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation.

          "Consolidated Indebtedness" shall mean, at any time, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis (excluding all Indebtedness of the type described in clause (vii) of the definition thereof, except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness).

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) payable during such period in respect of all Indebtedness of Holdings and its Subsidiaries, on a consolidated basis, for such period (including, without duplication, that portion of Capitalized Lease Obligations representing the interest factor for such period) including, without limitation, all commissions, discounts and net costs or benefits under Interest Rate Contracts.

          "Consolidated Net Income" shall mean, for any period, net income of Holdings and its Subsidiaries for such period determined on a consolidated basis (after provision for taxes), provided that (a) the net income of any Subsidiary
                             --------
of Holdings, which is not a Wholly-Owned Subsidiary, shall have its net income included in the Consolidated Net Income of Holdings and its Subsidiaries only to the extent of the ownership interest of Holdings and its Wholly-Owned Subsidiaries in such non-Wholly-Owned Subsidiaries and only so long as such Subsidiary is not party to any contract or other agreement of the type described in 6.12, except in the case of MHOA Texas I, L.L.C., the DVI Debt Documents and
(b) the net income of any Immaterial Subsidiary and of the Designated Companies shall not be included in the Consolidated Net Income of Holdings and its Subsidiaries.

          "Contemporaneous Acquisitions" shall have the meaning provided in
Section 4.29.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not
         --------
include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean, with respect to Holdings, the directors of Holdings on the Initial Funding Date and each other director, if such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Credit Event Date" shall mean the date on which (i) the Consolidated EBITDA of Holdings and its Subsidiaries is at least $25 million, and (ii) the ratio of the Consolidated Indebtedness of Holdings and its Subsidiaries to Consolidated EBITDA of Holdings and its Subsidiaries is less than 3.5:1.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Designated Agreements" shall mean (i) the Practice Repurchase Agreement by and among the Borrower and Mark Williams, M.D., Kenneth R. Feuer, M.D., Robert T. Baker, M.D., Robert F. Stonerock, Jr., M.D., Thomas C. Marbury, M.D., C. Raymond Cottrell, M.D., Lionel C. Abbot, M.D., Antonio Caos, M.D., Timothy L. Prince, M.D., Alex Menendez, M.D., and Jeffrey M. Cohen, M.D. pertaining to the Designated Assets of Primary Care Specialists, Inc.; (ii) Practice Repurchase Agreement by and among the Borrower and Don Buswell-Charkow, M.D., Allen R. Costello, M.D., John Cappleman, M.D., Christopher Edwards, M.D., and Thomas Wentzell, M.D. pertaining to the Designated Assets of Internal Medicine Specialists, Inc.; and (iii) Practice Repurchase Agreement by and among the Borrower and Sergio W. Larach, M.D., Paul R. Williamson, M.D., and Andrea Ferrara, M.D. pertaining to the Designated Assets of Larach, Williamson & Ferrara, Inc., as each such agreement is in effect on the Effective Date.

          "Designated Assets" shall mean the assets of the Designated Companies and defined and described as the Company Assets in the Designated Agreements as initially executed.

          "Designated Companies" shall mean each of Primary Care Specialists, Inc., Internal Medicine Specialists, Inc. and Larach, Williamson & Ferrara, Inc.

          "Designated Physicians" shall mean the physicians set forth on a Schedule to be delivered to the Agent within 30 days of the Initial Funding Date which are the physicians employed directly or indirectly (including through a Management Services Agreement or similar agreement) who received any consideration in the form of cash payment, stock or seller note in connection with the Acquisitions.

          "Dividend", with respect to any Person, shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than capital stock of such Person) or cash to its stockholders in their capacity as stockholders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any Subsidiary of such Person to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Documents" shall mean the Loan Documents, the Equity Amendments, the Senior Credit Agreement, the Warrant Documents and the Subordinated Debt Amendments.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "DVI Debt Documents" shall mean Loan and Security Agreement No. 1 among MHOA Texas I, L.L.C., as Borrower, Physician Health Corporation, as Guarantor, and DVI Financial Services Inc., as Lender, dated as of June 16, 1997, the Loan and Security Agreement No. 2 among MHOA Texas I, L.L.C., as Borrower, Physician Health Corporation, as Guarantor, and DVI Financial Services Inc., as Lender, dated as of June 16, 1997, the Loan and Security Agreement No. 3 among MHOA Texas I, L.L.C., as Borrower, Physician Health Corporation, as Guarantor, and DVI Financial Services Inc., as Lender, dated as of June 16, 1997, the Loan and Security Agreement No. 4 among MHOA Texas I, L.L.C., as Borrower, Physician Health Corporation, as Guarantor, and DVI Financial Services Inc., as Lender, dated as of June 16, 1997, the Loan and Security Agreement No. 5 among MHOA Texas I, L.L.C., as Borrower, Physician Health Corporation, as Guarantor, and DVI Financial Services Inc., as Lender, dated as of June 16, 1997, the Loan and Security Agreement No. 6 among MHOA Texas I, L.L.C., as Borrower, Physician Health Corporation, as Guarantor, and DVI Financial Services Inc., as Lender, dated as of June 16, 1997, and the Loan and Security Agreement among MHOA Texas I, L.L.C. and DVI Business Credit Corporation, dated as of June 16, 1997, and all documents related to any of the foregoing, including, without limitation, guarantees, security agreements and pledge agreements, as such agreements are in effect on the Effective Date hereof.

          "DVI Indebtedness" shall mean indebtedness of MHOA Texas I, L.L.C. owing to DVI Financial Services Inc. in an amount not to exceed $8,000,000 under the DVI Debt Documents.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) other than individuals, or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

          "Employee Stock Proceeds" shall have the meaning provided in Section 2.02(d)(i).

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 7401 et seq.; the Clean Air Act, 42 U.S.C.
(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the Occupational Safety and Health Act,

29 U.S.C. (S) 651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

          "Equity Amendments" shall have the meaning provided in Section
3.01(r).

          "Equity Call Agreement" shall mean the Equity Call Agreement dated as of June 16, 1997 among Holdings, Metroplex Hematology/Oncology Associates, L.L.P. and the investors party thereto as in effect on the date hereof.

          "Equity Securities" shall have the meaning provided in the Stockholders' Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which, together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

          "Event of Default" shall have the meaning provided in Section 7.

          "Excluded Public Offering Proceeds" shall mean (i) proceeds from the issuance of common equity by Holdings in the initial public offering of common equity of Holdings used to repurchase up to 40,000 shares of common stock (or warrants exercisable into 40,000 shares of common stock) at a purchase price per share not to exceed the initial public offering price and (ii) 50% of all proceeds from the public offering of common equity of Holdings after Holdings has applied $35 million of proceeds from public offerings of Holdings common equity in accordance with Section 2.02 of this Agreement.

          "Existing Indebtedness" shall mean the Indebtedness set forth on
Schedule VIII hereto, which shall include all Retained Indebtedness.

          "Fair Market Value" means (i) with respect to any asset (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of

Directors of the seller, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, as set forth in such appraisal, and (ii) with respect to any marketable security at any date, the closing sale price of such security on the business day (on which any national securities exchange is open for the normal transaction of business) next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc. or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type.

          "Funding Date" shall mean the Initial Funding Date and/or the Subsequent Funding Date, as the context may require.

          "Guaranties" shall mean and include each of the Subsidiary Guaranties executed by the Subsidiaries of Holdings (other than the Borrower and the Immaterial Subsidiaries) and the Holdings Guaranty.

          "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Additional Convertible Securities" shall have the meaning provided in Section 4.13.

          "Holdings Common Stock" shall have the meaning provided in Section
4.13.

          "Holdings Guaranty" shall mean the guaranty of Holdings contained in
Section 10 thereof.

          "Holdings Preferred Stock" shall have the meaning provided in Section 4.13.

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

          "Holdings Prime Stock" shall have the meaning provided in Section
4.13.

          "Holdings Series B Non-Voting Preferred Stock" shall have the meaning provided in Section 4.13.

          "Holdings Series B Voting Preferred Stock" shall have the meaning provided in Section 4.13.

          "Immaterial Subsidiaries" shall mean Subsidiaries of Holdings which have assets with a book value and fair market value of less than $20,000 (and the aggregate amount of assets of all such Subsidiaries does not exceed $100,000) and are not party to any material contracts and Central Florida Medical Management Services Organization as long as it continues in its present business and does not enter into any other business.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables and accrued expenses arising in the ordinary course of business in accordance with customary trade terms, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit,
(iii) all Indebtedness of the types described in clauses (i), (ii), (iv), (v),
(vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person,
(iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Contracts or under any control disbursement accounts, repurchase agreements, reverse repurchase agreements, caps, collars, derivatives, currency hedge agreements or other similar types of agreements entered into with a Person not a Lender or a financial institution as the case may be.

          "Indemnified Matters" shall have the meaning provided in Section
12.01.

          "Indemnitees" shall have the meaning provided in Section 12.01.

          "Initial Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Initial Commitment," as the same may be adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.04.

          "Initial Funding Date" shall mean the first date on which Loans are made.

          "Intellectual Property" shall have the meaning provided in Section
4.20.

          "Interest Rate Contract" shall mean interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates, and shall include, in any event, all "Interest Rate Protection or Other Hedging Agreements" referred to in the Senior Credit Agreement and in the Security Documents referred to therein, each as in effect on the date hereof.

          "Investor Group" shall mean Weston Presidio Capital II, L.P., Mercury Asset Management plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited c/o EGL Holdings, St. Paul Venture Capital IV, LLC, Partech U.S. Partners III C.V., U.S. Growth Fund Partners C.V., Axa U.S. Growth Fund LLC, Double Black Diamond II LLC, Almanori Limited, Multinvest Limited, BancBoston Investments Inc., National City Venture Corporation, Total Class B Non-Voting Preferred Stock, Larry Gerdes, William Eason, Edward H. Bowman, Jr., Martin Lamaison, Orville R. Gordon, Howard F. Elkins, Richard V. Lawry, Guaranty & Trust Co. c/o David O. Ellis KEOGH (No. 410-66530-1-9-390), Kathleen E.J. Ellis, Jeremy Ellis, Karen Ellis, Gemma Ellis, Rowan Nominees c/o Mercury Asset Management Ltd., Natwest Ventures, Ltd.

          "Leasehold Properties" of any Person means all right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall have the meaning provided in the preamble.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" has the meaning specified in Section 1.01.

          "Loan Documents" shall mean this Agreement, each Note and each Subordinated Guaranty.

          "Loan Party" means each of Holdings, the Borrower and each Subordinated Guarantor.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Contracts" shall have the meaning provided in Section
3.01(p).

          "Maturity Date" shall mean the seventh year anniversary of the Initial Funding Date.

          "Metroplex Note" shall mean the note due April 1, 2002 and payable by Holdings to Metroplex Hematology/Oncology Associates, LLP.

          "Moody's" shall have the meaning provided in the definition of "Cash Equivalents."

          "Net Sale Proceeds" shall mean for any sale or other disposition of assets including capital stock and securities, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale, net of reasonable transaction costs (including, without limitation, attorneys' fees), the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes and any stamp tax which will be payable by Holdings' consolidated group as a result of such sale.

          "Non-Payment Default" shall have the meaning provided in Section
11.03.

          "Notice Office" shall mean the office of the Agent located at 787 Seventh Avenue, New York, New York 10019, Attention: Eric Green, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document, including without limitation, all principal, interest, premium, penalties, fees, expenses, indemnification, reimbursements, damages and any other liabilities, together with and including any amounts received upon the exercise of rights of recision or other rights of action (including claims for damages) or otherwise.

          "Other Subordinated Debt" shall have the meaning provided in Section 3.01(s).

          "Paribas Capital Funding LLC" or "PCF" shall mean Paribas Capital Funding LLC, a limited liability company organized under the laws of the State of Delaware.

          "Payment Default" shall have the meaning provided in Section 11.03.

          "Payment Office" shall mean the office of the Agent located at 787 Seventh Avenue, New York, New York 10019, Attention: Eric Green, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquisition" shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

          "Permitted Acquisition Notice" shall have the meaning provided in
Section 8.15(a).

          "Permitted Business" shall mean a line of business in which the Borrower and each of the Subsidiaries of the Borrower are engaged on the Initial Funding Date after giving effect to the Transaction, and reasonably related extensions thereof.

          "Permitted Earnout Debt" shall mean Indebtedness of Holdings incurred in connection with a Permitted Acquisition and in accordance with Section 5.15, which Indebtedness is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is only payable by Holdings upon the passage of time (e.g., non-compete payments) or in
                                              ----
the event certain future performance goals are achieved with respect to the assets acquired; provided that such Indebtedness shall only constitute Permitted
                 --------
Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of Holdings with respect thereto and all such other terms shall be in form and substance reasonably satisfactory to the Agent.

          "Permitted Equity Issuances" shall mean issuance of Holdings Common Stock or Holdings Prime Stock by Holdings as consideration in Permitted Acquisitions, but only to the extent permitted pursuant to Section 5.15.

          "Permitted Liens" shall have the meaning provided in Section 6.01.

          "Permitted Refinancing" means any refinancing of Senior Debt which refinancing does not (a) decrease the average weighted-life to maturity of the Senior Debt by more than one and one-half (1-1/2) years from that in effect on the date hereof (calculated as if such refinancing was made on the date hereof) and (b) increase any interest rate applicable to the Senior Debt to a rate in excess of the maximum interest rates calculated from time to time permitted under Section 1.08 of the Senior Credit Agreement, as such Section 1.08 is in effect on the date hereof, plus 2%.

          "Permitted Seller Notes" shall mean notes issued by Holdings to sellers of stock or assets in a Permitted Acquisition and issued in accordance with Section 5.15, which notes shall be subordinated, unsecured and unguaranteed, and shall otherwise be in form and substance reasonably satisfactory to the Agent.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Personal Guarantees" shall have the meaning set forth in Section
4.23.

          "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) any Loan Party or any of its Subsidiaries, or any ERISA Affiliate, and each such Plan for the five year period immediately following the latest date on which any Loan Party or any of its Subsidiaries, or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Post-Closing Acquisitions" have the meaning provided in Section 4.30.

          "Pre-Closing Acquisitions" shall mean the Acquisitions set forth on
Schedule XV.

          "Pro Forma Basis" shall mean, with respect to any Permitted Acquisition or repayment of DVI Indebtedness, the calculation of the consolidated results of Holdings and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Acquisition or repayment of DVI Indebtedness (and all other Permitted Acquisitions and repayments consummated during the respective Calculation Period or thereafter and prior to the date of determination pursuant to Section 5.15 or other applicable provision of this Agreement) had been effected on the first day of the respective Calculation Period; provided that all calculations shall take
                                   --------
into account the following assumptions:

          (i) with respect to Consolidated Interest Expense or Consolidated Indebtedness, if any Indebtedness is incurred pursuant to the respective Permitted Acquisition or repayment of DVI Indebtedness (or was incurred in any other Permitted Acquisition or other repayment of DVI Indebtedness which occurred during the relevant Calculation Period or thereafter and prior to the date of determination) then all such Indebtedness shall be deemed to have been outstanding from the first day of the respective Calculation Period (and the interest expense associated with such Indebtedness shall be determined at the actual rates applicable thereto or which would have been applicable had such debt been outstanding for the whole such period and shall be included in determining Consolidated Interest

     Expense on such Pro Forma Basis) and all Indebtedness that was outstanding during the Calculation Period or thereafter and prior to the date of the Permitted Acquisition or repayment of DVI Indebtedness but not outstanding on the date of the Permitted Acquisition or repayment of DVI Indebtedness shall be deemed to have been repaid in full on the first day of the Calculation Period; and

          (ii) if all or any portion of the respective Calculation Period occurs before November 1, 1997, then compliance with Section 5.15(a) and Sections
     6.06 through 6.09, inclusive on a Pro Forma Basis, shall only be required to be established for the period beginning on the Initial Funding Date and ending on the last day of the respective Calculation Period; provided that
                                                                  --------
     to the extent a financial covenant calculation compares a balance sheet item to an income statement item, all calculations relating to the financial results of the Person or business, division or product line being acquired pursuant to the Permitted Acquisition shall, to the extent that such results relate to income statement items, be multiplied by a fraction
     (x) the numerator of which shall be the number of days from the Initial Funding Date to the end of the Calculation Period and (y) the denominator of which shall be the number of days in the Calculation Period without giving effect to this clause (iii) which provides that the Calculation Period commences on the Initial Funding Date (and is therefore less than four fiscal quarters).

          "Projections" shall have the meaning provided in Section 3.01(o).

          "Purchase Price" shall mean the aggregate purchase price for each Acquisition and the amount and form of each type of consideration payable with respect thereto as set forth on Schedule XIII hereto.

          "Qualified IPO" shall mean an initial public offering of the common stock of Holdings registered under the Securities Act, with minimum net proceeds to Holdings (net of underwriting discounts and offering expenses) of at least $50 million.

          "Quarterly Payment Date" shall mean the first Business Day of each January, April, July and October of each calendar year.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leasehold Properties.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds payable by reason of theft, loss, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any such Subsidiary (excluding business interruption insurance).

          "Register" shall have the meaning provided in Section 5.13.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among the Borrower and the other investors named therein.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

          "Required Lenders" shall mean Lenders the sum of whose outstanding Loans represents an amount greater than 50% of the sum of all the outstanding Loans.

          "Retained Indebtedness" shall have the meaning provided in Section
4.21.

          "Returns" shall have the meaning provided in Section 4.09.

          "S&P" shall have the meaning provided in the definition of "Cash Equivalents."

          "SEC" shall have the meaning provided in Section 5.01(h).

          "Section 2.04(b)(ii) Certificate" shall have the meaning provided in
Section 2.04(b)(ii).

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of June 16, 1997 among the Company, Weston and certain other investors.

          "Senior Credit Agreement" shall mean the Credit Agreement dated as of the date hereof among Holdings, the Borrower, the Bank Agent and the Banks, as such agreement may, subject to Section 6.16, be amended, restated, extended, replaced, supplemented, restructured or otherwise modified or refinanced pursuant to a Permitted Refinancing from time to time (in whole or in part without limitation as to terms extensions of maturities, increasing the amount of borrowings or other conditions or covenants), including all related notes, collateral documents, guarantees, Interest Rate Contracts, instruments and agreements entered into in connection therewith, as the same may be amended, modified, supplemented, restated, restructured, replaced or refinanced pursuant to a Permitted Refinancing from time to time.

          "Senior Debt" shall mean (a) all payment obligations now or hereafter incurred pursuant to and in accordance with the terms of the Senior Credit Agreement (including without limitation all principal, interest, (including, without limitation, any post-petition interest on such obligations at the rate set forth in Senior Credit Agreement, accruing whether or not granted or permitted in connection with an event of the type referred to in Section 7.05 hereof) and Interest Date Protection or other Hedging Agreements as defined in the Senior Credit Agreement), premium, penalties, fees, expenses, indemnification, reimbursements, damages and other liabilities payable under the Senior Credit Agreement; provided, that in no event shall the principal amount of Senior Debt (exclusive of interest rate protection obligations) exceed the sum of (i) $38,000,000 (as such amount is reduced by repayments of term loans to the extent that such repayments may not be reborrowed), (ii) an amount equal to the revolving loans and commitments therefor outstanding under the Senior Credit Agreement from time to time to the extent they do not exceed $7,000,000, reduced by reductions of revolving commitments to the extent such reductions are permanent and (b) Additional Senior Credit Indebtedness. Senior Debt outstanding under the Senior Credit Agreement shall continue to constitute Senior Debt for all purposes hereof, notwithstanding that such Senior Debt or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, the Bankruptcy

Code or any similar federal or state law for the relief of debtors or other applicable insolvency law or equitable principles as a claim for unmatured interest.

          "Senior Indebtedness" shall mean collectively, with respect to the Borrower and its Subsidiaries, (a) the Senior Debt, (b) all Capitalized Lease Obligations of the Borrower and its Subsidiaries, to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.04, and (c) any additional Indebtedness of the Borrower and its Subsidiaries for borrowed money which is either secured or not subordinated to the payment of the Obligations, to the extent such additional Indebtedness is permitted to be incurred pursuant to Section 6.04.

          "Shareholders' Agreements" means all agreements entered into by the Borrower or any Subsidiary of the Borrower governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock.

          "Stockholders' Agreement" shall mean the Second Amended and Restated Stockholders' Agreement, dated as of June 16, 1997, among the Borrower and the other investors named therein.

          "Subordinated Debt Amendments" shall have the meaning provided in
Section 3.01(s).

          "Subordinated Guarantor" shall mean each Subsidiary of Holdings (other than the Borrower and any Immaterial Subsidiaries and Central Florida Medical Management Service Organization).

          "Subordinated Guaranty" shall mean a subordinated guaranty, in substantially the form of Exhibit K, executed by each Subordinated Guarantor, as such guaranty may be amended, supplemented or otherwise modified from time to time.

          "Subordinated Obligations" shall have the meaning set forth in Section 11.01.

          "Subsequent Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Subsequent Commitment," as the same may be (x) reduced or terminated from time to time pursuant to Section 1.04, 2.02 or 7 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 12.04.

          "Subsequent Funding Date" shall mean the date, other than the Initial Funding Date, on which Loans are made.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiary Metroplex Note" shall mean the Promissory Note dated June 16, 1997 in the original amount of $6,210,000 from Holdings payable to Metroplex Hematology/Oncology Associates, L.L.P. which note was assumed by MHOA Texas I, L.L.C.

          "Tax Sharing Agreements" shall mean any tax sharing, tax allocation and other similar agreements entered into by the Borrower or any Subsidiary of the Borrower.

          "Taxes" shall have the meaning provided in Section 2.04(a).

          "Total Commitment" means the aggregate Commitments of the Lenders.

          "Transaction" shall mean collectively, (i) the incurrence of Loans hereunder on the Initial Funding Date, (ii) the consummation of the Acquisitions, (iii) the incurrence of the Senior Debt, (iv) the issuance of capital stock of Holdings in connection with the transactions contemplated hereby, (v) the repayment of all Indebtedness to be repaid by Holdings or its Subsidiaries in connection with the transactions contemplated hereby, together with all accrued interest, premiums, fees, commissions and expenses owing in connection therewith, and the termination of all commitments thereunder, (vi) the payment of the Transaction Fees and Expenses in connection therewith and
(vii) the entering into of the Equity Amendments and the Subordinated Debt Amendments.

          "Transaction Fees and Expenses" shall mean all fees and expenses incurred in connection with and arising out of the Transaction and the transactions contemplated thereby and hereby; provided, however, that the
                                              --------  -------
aggregate amount of such fees and expenses shall not exceed $2.0 million in the aggregate.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unused Commitment Fee" shall have the meaning provided in Section
1.03.

          "United States" and "U.S." shall each mean the United States of America.

          "Voting Stock" shall mean, with respect to any Person, the outstanding stock of all classes (or equivalent interests) which would ordinarily, in the absence of contingencies, entitle the holders thereof to vote for the election of directors (or Persons performing similar functions) of such Person.

          "Warrant" shall mean collectively, one or more warrants issued to PCF or its assignees in connection with this Agreement, substantially in the form of Exhibit F hereto.

          "Warrant Agreement" shall mean the Warrant Agreement dated as of the date hereof between the Borrower and PCF, in substantially the form of Exhibit G hereto, as the same may be amended, supplemented or modified from time to time.

          "Warrant Documents" means the Warrant, the Warrant Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement.

          "Warrant Purchase Agreement" shall mean the Warrant Purchase Agreement dated as of the date hereof between the Borrower and PCF, in substantially the form of Exhibit H hereto.

          "Weston" shall mean Weston Presidio Capital Partners II, L.P.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          Section 9.  The Agent.
                      ---------

          9.01  Appointment. The Lenders hereby designate PCF as Agent to act as
                -----------
specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

          9.02  Nature of Duties. The Agent shall have no duties or
                ----------------
responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein.

          9.03  Lack of Reliance on the Agent. Independently and without
                -----------------------------
reliance upon the Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Holdings or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings or its Subsidiaries or the existence or possible existence of any Default or Event of Default. In no event shall the Agent be required to take any action in contravention of applicable law or if such action would cause it, in its sole determination, to incur any risk or liability for which it is not adequately indemnified for to its sole satisfaction.

          9.04  Certain Rights of the Agent. If the Agent shall request
                ---------------------------
instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

          9.05  Reliance. The Agent shall be entitled to rely, and shall be
                --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, legal opinion, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

          9.06  Indemnification. To the extent the Agent is not reimbursed and
                ---------------
indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document; provided, that no Lender shall be liable for any
                         --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          9.07  The Agent in Its Individual Capacity. With respect to its
                ------------------------------------
obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower and its Subsidiaries or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from

Holdings and its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          9.08  Holders. The Agent may deem and treat the payee of any Note as
                -------
the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          9.09  Resignation by the Agent. The Agent may resign from the
                ------------------------
performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving fifteen Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Agent hereunder and/or under any other Loan Document until such time, if any, as the Lenders appoint a successor Agent as provided above.

          Section 10.  Subordinated Guaranty of Holdings
                       ---------------------------------

          10.01 The Guaranty.  In order to induce the Lenders to enter into this
                ------------
Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, Holdings hereby agrees with the Lenders as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Lenders under this Agreement and the other Loan Documents. If any or all of the indebtedness of the Borrower to the Lenders becomes due and payable hereunder or under such other Loan Documents, Holdings unconditionally promises to pay such indebtedness to the Lenders, or order of demand, together with any and all expenses which may be incurred by the Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Section 10 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement or any other Loan Documents, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          10.02  Bankruptcy. Additionally, Holdings unconditionally and
                 ----------
irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.05, and unconditionally and irrevocably promises to pay such indebtedness to the Lenders, or order, on demand, in lawful money of the United States.

          10.03  Nature of Liability. The liability of Holdings hereunder is
                 -------------------
exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agent or the Lenders on the indebtedness which the Agent or such Banks repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          10.04  Guaranty Subordinate to Senior Indebtedness. Holdings covenants
                 -------------------------------------------
and agrees, and the Agent and the Lenders, by acceptance of this Holdings Guaranty likewise covenant and agree, that, (a) to the extent and in the manner hereinafter set forth in this Section 10.04, this Holdings Guaranty, including pursuant to any amendment, modification, restatement or renewal thereof, is hereby expressly made subordinated and subject in right of payment to the prior payment in full of all Senior Debt and (b) the terms and conditions of such subordination is for the benefit of the holders of the Senior Debt and each such holder may enforce such subordination.

          10.05  Guaranty Absolute. No invalidity, irregularity or
                 -----------------
unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

          10.06  Independent Obligation. The obligations of Holdings hereunder
                 ----------------------
are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          10.07  Authorization. Holdings authorizes the Agent and the Lenders
                 -------------
without notice or demand to Holdings, and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability(whether due or not) of the Borrower to its creditors other than the Lenders;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 10.

          10.08  Reliance. It is not necessary for the Agent or the Lenders to
                 --------
inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          10.09  Subordination. Any indebtedness of the Borrower now or
                 -------------
hereafter held by Holdings is hereby subordinated to the indebtedness of the Borrower to the Agent and the Lenders, and such indebtedness of the Borrower to Holdings, if the Agent (at the direction of the Required Lenders), after an Event of Default has occurred, so requests, shall be collected, enforced and received by Holdings as trustee for the Lenders and be paid over to the Lenders on account of the indebtedness of the Borrower to the Lenders, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          10.10  Waiver. (a)  Holdings waives any right to require the Agent or
                 ------
the Lenders to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agent's or the Lenders' power whatsoever. Holdings waives any defense based on or arising out of any defense of the

Borrower, any other guarantor or any other party other than payment in full of the indebtedness (other than payment), including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any party thereof from any cause, or the cessation from any cause of the liability of the Borrower other than to the extent of payment in full of the indebtedness. The Agent and the Lenders may, in accordance with the Loan Documents, at their election, foreclose on any security held by the Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the indebtedness has been paid. Holdings waives any defense arising out of any such election by the Agent and the Borrower, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Except as otherwise specifically required hereunder, Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agent and the Lenders shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.


          10.11 Guaranty Continuing. This Guaranty is a continuing one and all
                -------------------
liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Lender or any holder of any Note, in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Lender or any subsequent holder of a Note would otherwise have. No notice to or demand on Holdings in any case shall entitle Holdings to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

          10.12  Binding Nature of Guaranties.  This Guaranty shall be binding
                 ----------------------------
upon Holdings and its successors and assigns and shall inure to the benefit of the Lender and their successors and assigns.

          10.13  Judgments Binding.  If claim is ever made upon any Lender or
                 -----------------
any subsequent holder of a Note for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          Section 11.  Subordination
                       -------------

          11.01  Notes Subordinate to Senior Indebtedness. The Borrower
                 ----------------------------------------
covenants and agrees, and each Lender and each other holder of any Note, if any, likewise covenants and agrees, that, (a) to the extent and in the manner hereinafter set forth in this Section 11, the payment of the Obligations, including pursuant to any amendment, modification, restatement or renewal thereof (the "Subordinated Obligations"), is hereby expressly made subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness and (b) the terms and conditions of such subordination is for the benefit of the holders of the Senior Indebtedness and each such holder may enforce such subordination.

          11.02  Payment Over of Proceeds Upon Dissolution. In the event of (i)
                 -----------------------------------------
any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its assets, or (ii) any liquidation, dissolution or other winding up of any the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower (collectively, "Bankruptcy Events"), then and in any such event:

          (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness (including interest after the commencement of a Bankruptcy Event at the rate specified in the Senior Indebtedness, whether or not allowed), before any Lender is entitled to receive any direct or indirect payment or distribution on account of Subordinated

Obligations including, without limitation, by exercise of set-off and any payment which may be payable or deliverable by reason of any other Indebtedness being subordinated in right of payment to the Subordinated Obligations;

          (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Lender would be entitled but for the provisions of this Section 11, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of Subordinated Obligations (except for any such payment or distribution (1) authorized by an unstayed, final, nonappealable order or decree stating that effect is being given to the subordination of such Subordinated Obligations to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or (2) of securities which, if debt securities, are subordinated to at least the same extent as the Subordinated Obligations are to (A) such Senior Indebtedness or (B) any securities issued in exchange for Senior Indebtedness; provided, however, that (x) the final maturity day of such
              --------  -------
securities shall not be earlier than one year following the maturity date of the last to mature of the Senior Indebtedness (including any securities issued in exchange therefor) at the time outstanding and the scheduled amortization thereof shall not be more favorable (as to amount or time of payment) then the scheduled amortization of the principal amount of the Subordinated Obligations,
(y) such securities shall contain covenants which are no more restrictive than the covenants contained herein and shall not contain greater defaults than as are contained herein, and (z) such securities shall bear interest at a rate per annum less than or equal to 12% per annum computed on the same basis as described herein) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of all Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 11, any Lender shall have received any such payment or distribution of assets of the Borrower of any kind or character, whether, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of the Subordinated Obligations (but excluding any payment of the character described in the parenthetical clause in the foregoing paragraph (b)) before all Senior Indebtedness is paid in full or payment thereof is provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Borrower for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Borrower with, or any merger of the Borrower into, another corporation or the liquidation or dissolution of the Borrower following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a Bankruptcy Event; provided, that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, merger or liquidation. The Bank Agent is hereby authorized to file an appropriate claim on behalf of the Lenders if the Lenders do not file such claim or there is not filed on behalf of the Lenders a proper proof of claim in the form required in any Bankruptcy Event prior to thirty (30) days before the expiration of the time to file such claim or claims.

          11.03  No Payment in Certain Circumstances.  In the event that (i) the
                 -----------------------------------
Borrower shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Indebtedness (a "Payment Default") which Payment Default shall not have been cured or waived, or (ii) an event of default (other than a Payment Default) under the Senior Credit Agreement shall occur and be continuing, which shall not have been cured or waived (a "Non-Payment Default"), and the Borrower and the Agent receive written notice of such Non-Payment Default from either the Bank Agent or the holders of at least a majority in aggregate principal amount of the Senior Debt under the Senior Credit Agreement at the time outstanding (a "Non-Payment Blockage Notice"), then no payment on account of the Subordinated Obligations shall be made by the Borrower (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been paid in full or until such Payment Default shall have been cured or waived, or (y) in the case of any Non-Payment Default, from the earlier of the date on which the Borrower and the Agent receive such Non-Payment Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which the Senior Debt under the Senior Credit Agreement is paid in full or such Non-Payment Default is waived by the holders of such Senior Debt or otherwise cured (a "Blockage Period"); provided, that only one Non-Payment Blockage Notice may be given in any 360-day period.

          In the event that, notwithstanding the foregoing, the Borrower shall make any payment to any Lender prohibited by the foregoing provisions of this
Section 11.03,
then and in such event such payment shall be paid over and delivered forthwith to the holders (or their agent or trustee) of the relevant Senior Indebtedness. The provisions of this Section 11.03 shall not apply to any payment with respect to which Section 11.02 would be applicable.

          11.04  Acceleration Rights; Remedies. If an Event of Default, other
                 -----------------------------
than an Event of Default under Section 7.05, shall exist at any time that any Senior Debt under the Senior Credit Agreement shall be outstanding, no Lender nor any other holder of the Notes nor the Agent shall take any action, judicial or otherwise, to accelerate or collect payment on the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations prior to the earlier of (i) the expiration of five Business Days immediately following the receipt by the Bank Agent of notice of the occurrence of such Event of Default from the Agent or from the holder or holders entitled to accelerate payments on the Subordinated Obligations or (ii) acceleration of the Senior Debt, but such action may only be taken if at the end of such period such Event of Default has not been cured or waived; provided, that any amount received by the Agent or any of the Lenders as a result of any acceleration permitted above prior to payment in full in cash of the Senior Debt under the Senior Credit Agreement shall be paid to the Bank Agent in accordance with the provisions of this Section 11.

          11.05  Payment Otherwise Permitted. Nothing contained in this Section
                 ---------------------------
11 or elsewhere in this Agreement or in the Notes shall prevent the Borrower, at any time except as set forth in Section 11.02 or under the conditions described in Section 11.03, from making payments at any time of principal of and interest on the Loans or any other amount payable by the Borrower under the Notes or this Agreement. Notwithstanding the provisions of this Section 10, neither the Agent nor any Lender shall be charged with knowledge of the existence of any facts, including of the occurrence of a Payment Default, which would prohibit the making of any payment or distribution by the Borrower or the receipt or retention thereof by the Agent or any Lender, or the taking of any action by the Agent or any Lender of the type referred to in Section 11.04, unless the Agent or such Lender as the case may be, shall have received at least two Business Day's prior written notice of such facts.

          11.06  Subrogation to Rights of Holders of Senior Indebtedness.
                 -------------------------------------------------------
Subject to, and solely effective following, the final payment in full of all Senior Indebtedness the Lenders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness to the extent of the payments or distributions made to the Banks, or otherwise applied to payment of, the Senior Indebtedness pursuant to the provisions of this Section 11 until the principal of and interest on the Loans and the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 11, and no payments over pursuant to the provisions of this Section 11 to the holders of Senior Indebtedness by the Lenders shall, as among the Borrower, its creditors (other than holders of Senior Indebtedness) and the Lenders, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Indebtedness.

          11.07  Provisions Solely to Define Relative Rights. The provisions of
                 -------------------------------------------
this Section 11 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 11 or elsewhere in this Agreement or in the Notes is intended to or shall (i) impair, as among the Borrower, its creditors (other than holders of Senior Indebtedness) and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders the principal of, and premium and interest on, and any other amount payable by the Borrower under, the Loans, the Notes or this Agreement as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Borrower of the Lenders and its creditors (other than the holders of Senior Indebtedness); or
(iii) prevent the Lenders from accelerating the Loans and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11 of the holders of Senior Indebtedness (x) upon the occurrence of a Bankruptcy Event, to receive, pursuant to and in accordance with Section 11.02, cash, property and securities otherwise payable or deliverable to the Lenders, (y) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or (z) Section 11.04.

          11.08  No Waiver of Subordination Provisions; Amendment. No right of
                 ------------------------------------------------
any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions, and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Lenders or any other holder of the Notes, without incurring responsibility to the Lenders or such holders and without impairing or releasing the subordination provided in this Section 11 or the obligations hereunder of the Lenders and such holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior

Indebtedness; and (iv) exercise or refrain from exercising any rights against the Borrower and any other Person.

          11.09  Reliance on Judicial Order or Certificate of Liquidating Agent.
                 --------------------------------------------------------------
Upon any payment or distribution of assets of the Borrower referred to in this
Section 11, the Lenders shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy Event is pending, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

          11.10  Turnover; Miscellaneous Subordination Provisions.  (a)  If a
                 ------------------------------------------------
distribution is made to any holder of Subordinated Obligations that because of this Section 11 should not have been made to it, such holder shall segregate such distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to an concurrent payment or distribution to or for the holders of Senior Indebtedness.

          (b) A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any obligations with respect to the holders of Subordinated Obligations shall include any redemption, purchase or other acquisition of the Subordinated Obligations.

          (c) For the purpose of this Section 11, all indebtedness now or hereafter existing under the Senior Credit Agreement shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash.

          (d) The agreements contained in this Section 11 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon any Bankruptcy Event of the Borrower, all as though such payment had not been made.

          (e) All rights and interests under this Agreement of the holders of Senior Debt, and all agreements and obligations of the holders of Subordinated Obligations and the Borrower under this Section 11, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Senior Credit Agreement, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Debt, including, without limitation, any agreement referred to in the definition of Senior Credit Agreement, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any holders of Subordinated Obligations or the Borrower.

          (f) The provisions set forth in this Section 11 constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Indebtedness under the Senior Credit Agreement at such time when no Bank shall have any obligation to make advances under the Senior Credit Agreement, (ii) be binding upon the holders of Subordinated Obligations and the Borrower and its respective successors, transferees and assigns, and
(iii) inure to the benefit of, and be enforceable directly by, each of the holders of Senior Indebtedness and their respective successors, transferees and assigns.

          Section 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, Etc. Each of Holdings and the Borrower
                 ------------------------
jointly and severally agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of Weil, Gotshal & Manges LLP) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of Weil, Gotshal & Manges LLP) and of the Agent and each of the Lenders in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Lenders);
(ii) pay and hold each of the Lenders and the Agent harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Agent and each Lender, and each of their respective officers, directors, employees, representatives, attorneys, agents, Affiliates, any other Person in control of the Agent or its affiliates (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, proceedings, costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, any Lender, the Borrower or any of its Subsidiaries, or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents; or, (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by Holdings or any of its Subsidiaries; or (c) any Environmental Claim relating to Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries; or (d) the exercise of the rights of the Agent and of any Lender under any of the provisions of this Agreement, any other Loan Document, or any other Document or any Loans hereunder; or (e) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Loan Document (the "Indemnified Matters") regardless of when such Indemnified Matter arises, but excluding any such Indemnified Matter based solely on the gross negligence or willful misconduct of any Indemnitee.

          12.02  Right of Setoff. In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, but in any event subject to Section 11, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Borrower or any of its Subsidiaries to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Agent and the Lenders hereby agree to provide notice to the

Borrower and the Bank Agent of any action taken pursuant to this Section 12.02; provided, that the failure to give such notice shall not affect any action
--------
taken by the Agent or such Lender pursuant to this Section 12.02.

          12.03  Notices. Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Holdings or the Borrower, at its address specified opposite its signature below; if to any Lender, at its address specified opposite its name below; and if to the Agent, at its Notice Office; if to the Banks or the Bank Agent, to the address specified in the Senior Credit Agreement; or, as to Holdings, the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to the Bank Agent, each Bank and each Lender, at such other address as shall be designated by the Bank Agent, such Bank or such Lender in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile, or cabled or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company or cable company or one Business Day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to the Agent shall not be effective until received by the Agent or the Bank Agent.

          12.04  Benefit of Agreement. This Agreement shall be binding upon and
                 --------------------
inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Loan Party may assign
                               --------  -------
or transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of the Lenders; and provided, further, that although any Lender may transfer, assign or grant
--------  -------
participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Loans hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder; and provided, further, that no Lender shall transfer or grant any
               --------  -------
participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory repayment shall not constitute a change in the terms of such participation), or (ii) consent to the assignment or transfer by or a release of the Borrower or any Subordinated Guarantor of any of its rights and obligations under this Agreement or any other Loan Document other than, in the case of any Subordinated Guaranty, as otherwise provided therein. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by any Loan Party hereunder and thereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may assign all or a portion of its outstanding principal amount of Loans to one or more Eligible Transferees each of which assignees shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement substantially in the form of Exhibit J (appropriately completed); provided that: (i) at such time Schedule I shall be
                           --------
deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders; (ii) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of
Section 1.01 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans; (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to this Section 12.04(b)(which consent shall not be unreasonably withheld or delayed); and (iv) the Agent shall receive at the time of each such assignment, from the assigning Lender, the payment of a non-refundable assignment fee of $3,500. No transfer or assignment under this Section 12.04(b) will be effective until recorded by the Agent on the Register pursuant to Section 5.13. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 2.04(b)(ii) Certificate) required by Section 2.04(b). The Agent shall provide notice to the Borrower of any such assignment effected pursuant to this Section 12.04(b); provided, that the failure to give such notice shall not prohibit, affect or
--------
otherwise impair any such assignment.

          12.05  No Waiver; Remedies Cumulative. No failure or delay on the part
                 ------------------------------
of the Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Holdings or any of their Subsidiaries and the Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on the Borrower or any of their Subsidiaries in any case shall entitle any such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata. Except as otherwise provided in this
                 -----------------
Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower or any Subordinated Guarantor in respect of any Obligations hereunder, it shall distribute such payment to the Lenders pro rata
                                                                       --------
based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligations then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such other Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, that if all or any portion of such excess
                            --------
amount is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07  Calculations; Computations.    The financial statements to be
                 --------------------------
furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided, that except as otherwise specifically provided herein, all
          --------
computations determining compliance with Section 6, including the definitions used therein, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements for the fiscal year ended June 30, 1997 delivered to the Lenders pursuant to Section 4.05(a).

          (b) All computations of interest, hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND
----------
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, ACCEPTS AND EMPOWERS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SERVICES, WITH OFFICES ON THE EFFECTIVE DATE AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, HOLDINGS AND THE BORROWER AGREE TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

          (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH

THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be maintained by the Borrower and the Agent.

          12.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which Holdings, the Borrower, the Agent and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Lenders, shall have given to the Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with Section 12.03 at such office that the same has been signed and mailed to it.

          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver.  Neither this Agreement nor any other Loan
                 -------------------
Document nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the respective parties thereto and the Required Lenders; provided, that no such amendment, change, waiver, discharge or
                  --------
termination shall, without the consent of each Lender: (i) extend the final scheduled maturity of any Loan or Note beyond the relevant Maturity Date, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof; (ii) amend, modify or waive any provision of this Section 12.12; (iii) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or (iv) consent to the assignment or transfer by the Borrower or (except as permitted hereby) any of its Subsidiaries of any of their rights and obligations under this Agreement; provided further, that no such change, waiver,
                                  -------- -------
discharge or termination shall: (w) without the consent of the Agent, amend, modify or waive any provision of Section 9 or any other provision relating to the rights or obligations of the Agent; or (x) without the consent of the Required Lenders, alter the required application of any prepayments or repayments pursuant to Section 2.02. The Borrower and the Lenders hereby agree for the benefit of the holders of Senior Debt that no amendment of, supplement of, modification to or waiver under any provision of this Agreement or any Notes will be entered into or effected (x) with respect to Section 11 or (y) with respect to any other provisions, if the same would be adverse to the holders of Senior Debt (or any of them), without the prior consent of the required Banks under the Senior Credit Agreement.

          12.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 2.04 and 12.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

          12.14  Domicile of Loans.  Each Lender may transfer and carry its
                 -----------------
Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:                                PHC HOLDING CORPORATION
900 Hammond Drive
Atlanta, Georgia 30328-5582
Telephone: (770) 673-1974
Facsimile: (770) 673-1079               By: /s/ Sarah C. Garvin
                                            ----------------------------
                                             Title: President


                                        PHYSICIAN HEALTH CORPORATION
Address:
900 Hammond Drive
Atlanta, Georgia 30328-5582
Telephone:  (770) 673-1974              By  /s/ Sarah C. Garvin
                                            ----------------------------
Facsimile:  (770) 673-1079                   Title: President


                                        PARIBAS CAPITAL FUNDING LLC,
Address:                                as a Lender and as Agent
787 Seventh Avenue
New York, New York
Attention:  Eric Green
Telecopy No.: (212) 841-2144            By  /s/ illegible
                                            ----------------------------
                                             Title:


                                        By
                                            ____________________________
                                             Title:

                                                                      SCHEDULE I
                                                                      ----------



                                  COMMITMENTS
                                  -----------

Lender                         Initial Commitment  Subsequent Commitment
------                         ------------------  ---------------------
Paribas Capital Funding LLC            $9,000,000             $6,000,000
                                       ----------             ----------

Total                                  $9,000,000             $6,000,000
                                       ==========             ==========


                                                   Total    $ 15,000,000
                                                   =====

                                                                     SCHEDULE II
                                                                     -----------


                              INSURANCE POLICIES
                              ------------------

                                                                    SCHEDULE III
                                                                    ------------


                            [INTENTIONALLY OMITTED]
                             ---------------------

                                                                     SCHEDULE IV
                                                                     -----------


                        LOANS, ADVANCES AND COMMITMENTS
                        -------------------------------

                                                                      SCHEDULE V
                                                                      ----------


                            [INTENTIONALLY OMITTED]

                                                                     SCHEDULE VI
                                                                     -----------


                                 SUBSIDIARIES
                                 ------------

                                                                    SCHEDULE VII
                                                                    ------------


                                EXISTING LIENS
                                --------------

                                                                   SCHEDULE VIII
                                                                   -------------


                             EXISTING INDEBTEDNESS
                             ---------------------

                                                                     SCHEDULE IX
                                                                     -----------


                             RETAINED INDEBTEDNESS
                             ---------------------

                                                                      SCHEDULE X
                                                                      ----------


                             FINANCIAL STATEMENTS
                             --------------------

                                                                     SCHEDULE XI
                                                                     -----------


                              MATERIAL CONTRACTS
                              ------------------

                                                                    SCHEDULE XII
                                                                    ------------


                                CAPITALIZATION
                                --------------

                                                                   SCHEDULE XIII
                                                                   -------------


                                 ACQUISITIONS
                                 ------------

                                                                    SCHEDULE XIV
                                                                    ------------


                 UNWIND PROVISIONS AND MANDATORY DISTRIBUTIONS
                 ---------------------------------------------

                                                                     SCHEDULE XV
                                                                     -----------


                           PRE-CLOSING ACQUISITIONS
                           ------------------------

                                                                    SCHEDULE XVI
                                                                    ------------


                         CONTEMPORANEOUS ACQUISITIONS
                         ----------------------------

                                                                   SCHEDULE XVII
                                                                   -------------


                           POST-CLOSING ACQUISITIONS
                           -------------------------

                                                                  SCHEDULE XVIII
                                                                  --------------


                             DIVIDEND RESTRICTIONS
                             ---------------------

                                                                    SCHEDULE XIX
                                                                    ------------


                                     ERISA
                                     -----

                                                                     SCHEDULE XX
                                                                     -----------


                        PRACTICE MANAGEMENT AGREEMENTS
                        ------------------------------

                                                                    SCHEDULE XXI
                                                                    ------------


                    EXCLUSIONS FROM OTHER SUBORDINATED DEBT
                    ---------------------------------------

                                                                   SCHEDULE XXII
                                                                   -------------


                              PERSONAL GUARANTEES
                              -------------------